Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237-04

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.
You may withdraw your indication of interest at any time.

Term Sheet	Date Prepared: January 26, 2007
Citigroup Mortgage Loan Trust Asset-Backed Certificates,

Series 2007 - AHL1

Approximate Total Offered Size: $428,633,000
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class	Initial Credit Enhancement(2)	Ratings (S&P/DBRS/Moodys)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2A	166,718,000	FLT/SR/SEQ	22.70%(2)	AAA	AAA	Aaa	1.00 / 1.00	1 - 23 / 1 - 23
Class A-2B	96,552,000	FLT/SR/SEQ	22.70%(2)	AAA	AAA	Aaa	3.00 / 3.00	23 - 75 / 23 - 77
Class A-2C	19,972,000	FLT/SR/SEQ	22.70%(2)	AAA	AAA	Aaa	6.24 / 9.09	75 - 75 / 77 - 182
Class M-1	27,928,000	Floating / Mezz	19.30%(2)	AA+	AA (high)	Aa1	4.92 / 5.42	50 - 75 / 50 - 155
Class M-2	39,018,000	Floating / Mezz	14.55%(2)	AA	AA	Aa2	4.64 / 5.13	45 - 75 / 45 - 146
Class M-3	13,553,000	Floating / Mezz	12.90%(2)	AA-	AA (low)	Aa3	4.50 / 4.97	43 - 75 / 43 - 136
Class M-4	13,143,000	Floating / Mezz	11.30%(2)	A+	A (high)	A1	4.45 / 4.90	42 - 75 / 42 - 132
Class M-5	13,143,000	Floating / Mezz	9.70%(2)	A	A	A2	4.41 / 4.84	41 - 75 / 41 - 127
Class M-6	4,518,000	Floating / Mezz	9.15%(2)	A-	A (low)	A3	4.39 / 4.81	41 - 75 / 41 - 122
Class M-7	16,017,000	Floating / Mezz	7.20%(2)	BBB+	BBB (high)	Baa1	4.36 / 4.75	40 - 75 / 40 - 119
Class M-8	8,214,000	Floating / Mezz	6.20%(2)	BBB	BBB (high)	Baa1	4.33 / 4.68	39 - 75 / 39 - 111
Class M-9	9,857,000	Floating / Mezz	5.00%(2)	BBB-	BBB (low)	Baa3	4.32 / 4.63	38 - 75 / 38 - 106
NON-OFFERED CERTIFICATES
Class A-1	351,716,000	FLT/SR/PT	22.70%(2)	AAA	AAA	Aaa	1.98 / 2.16	1 - 75 / 1 - 176
Class M-10	10,679,000	Floating / Mezz	3.70%(2)	BB+	BB (high)	Ba1	4.29 / 4.53	38 - 75 / 38 - 98
Class M-11	4,929,000	Floating / Mezz	3.10%(2)	BB	BB (high)	Ba2	4.29 / 4.44	38 - 75 / 38 - 88

(1) Certificate sizes are subject to change (+/- 10%)
(2) Includes Overcollateralization
(3) Based on Pricing Prepayment Assumption

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[February 8, 2007]
Rating Agencies:	S&P / DBRS / Moody’s	Expected Settlement Date:	February 28, 2007
Trustee:	U.S. Bank, N.A.	Trust Administrator	Citibank N.A.

Citigroup Global Markets Inc.
The information, models and/or assumptions contained herein (the “Information”) is for informational purposes only. The Information is preliminary, subject to change or modification without notice, and may be incomplete or condensed. The Information constitutes a judgment only as of the dates specified. No representation or warranty is made as to the accuracy, completeness or reasonableness of the Information. The Information supersedes any prior information. The Information will be superseded in its entirety by the final offering document. Any investment decision should be based only upon the information in the final offering document. No sale of the securities may be consummated unless preceded or accompanied by the final offering document. The Information is not an offer to enter into any transaction, or a commitment to enter into any transaction. All analyses are based on certain assumptions and different assumptions could yield substantially different results. The Information may not reflect actual conditions. You are cautioned that there is no universally accepted method for analyzing financial instruments. The results obtained through the use of a model are highly dependent upon the value of the given inputs and, consequently, a model and any results derived therefrom may not predict actual results. There is no guarantee of any actual result. Citigroup Global Markets Inc. or its affiliates (together, “CGM”) or their officers, directors, analysts or employees may have positions in the securities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities or derivative instruments. In addition, CGM may make a market in the securities. CGM is not acting as your advisor or agent. The decision to adopt any strategy remains your responsibility. Therefore, prior to entering into any transaction, you should determine, without reliance upon CGM or its affiliates, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the transaction, and independently determine that you are able to assume these risks. In this regard, by acceptance of these materials, you acknowledge that you have been advised that (a) CGM is not in the business of providing legal, tax or accounting advice, (b) you understand that there may be legal, tax or accounting risks associated with the transaction, (c) you should receive legal, tax and accounting advice from advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organization as to the legal, tax and accounting advice (and, if applicable, risks) associated with this transaction and CGM's disclaimers as to these matters.

For Further Information:

Mortgage Finance Perry DeFelice (212) 723-1153 Michael Murai (212) 723-1256 Juliana Castelli (212) 723-6503	MBS Trading Stephen Weinstein (212) 723-6325 Philip Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-6325 Tai Wu (212) 723-5859 Noel Doromal (212) 723-9026

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AHL1.

Offered Certificates:
Approximately $283,242,000 senior floating-rate Certificates (the Class A-2A, Class A-2B and Class A-2C Certificates) and approximately $145,391,000 mezzanine floating-rate Certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates).

Non-Offered Certificates:	Class A-1, Class M-10, Class M-11, Class CE, Class P, Class R and Class R-X Certificates.

Class A Certificates:	The Group I and the Group II Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, and Class A-2C Certificates which evidence interests in the Group II Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originator:	Accredited Home Lenders, Inc. (provided that approximately 26.33% were originated with underwriting guidelines of Aames Capital Corporation).

Servicer:	Wells Fargo Bank N.A. Wells Fargo Bank N.A. currently has a Servicer Quality rating of SQ1 by Moodys and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:
Pentalpha Surveillance LLC will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	U.S. Bank, N.A.

Cap Provider:	[TBD]

Collateral:
4,438 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $838,185,045; provided however, that it is anticipated that the final mortgage pool will have an aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $821,421,344. To the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is less than such amount, the aggregate Certificate Principal Balance of the Class A and Class M Certificates will be reduced and to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is greater than such amount, the aggregate Certificate Principal Balance of the Class A and Class M Certificates will be increased.

For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 2,723 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $464,287,245 with principal balances at origination that conform to principal balance limits of Fannie Mae.

Group II Mortgage Loans: 1,715 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $373,897,800 with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about February 28, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing March 2007.

Cut-off Date:	February 1, 2007.

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee, Trustee Fee, and Credit Risk Manager Fee equal to approximately 0.52% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be December 2036.

SMMEA Eligibility:	The Offered Certificates will NOT be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates may be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure.

Pricing Prepayment Assumption:
Fixed-Rate Mortgage Loans: 4.0% CPR building to 23.0% CPR during months 1 to 12 and 23.0% CPR thereafter.

Adjustable-Rate Mortgage Loans with 2 years and shorter Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

Adjustable-Rate Mortgage Loans with 3 years and longer Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Pass-Through Rate:
The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date
The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related Maximum Cap Rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event is in effect, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 45.40% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal payments prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate principal balance of the Class A Certificates is reduced to zero.
Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans,

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period, plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans,

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)    the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)   the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)    the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)   the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and M Certificateholders are entitled, to the extent of funds available, to:
•  Outstanding principal balance of the Class A and Class M Certificates
•  Current interest accrued on such balance at the related Pass-Through Rate
•  Interest previously earned but not paid (if any)
•  LIBOR Carryover Amount (if any)

Group I Net WAC Cap:
For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group I Mortgage Loans. The Group I Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group II Net WAC Cap:
For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group II Mortgage Loans. The Group II Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Class M Net WAC Cap:
For any Distribution Date and the Class M Certificates, the weighted average of the weighted average, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates of (i) the Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(i)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(ii)   interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x)  the sum of:
(i)  the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii)  the overcollateralization amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to each Servicer, the Trustee, the Trust Administrator, or Credit Risk Manager of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order build to or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 54.60% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 54.60% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates and third to the Class A-2C Certificates Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates, and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates occurring in March 2007 through and including November 2011 equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) 6.00% and (b) the notional balance for such Distribution Date as set forth on page 15 herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.    To pay interest on the related Class A Certificates on a pro-rata basis based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date first from the related loan group, then from the other loan group if necessary, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a)    To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B and Class A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)   To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.    On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)    To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B and Class A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)    To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.
4.         From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:

5.         From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.         From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.      From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)    to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
8.         From the cash received from the cap agreement to cover Interest Carry Forward amounts on the Class A Certificates.
9.         To pay the cash received from the cap agreement in the same priority as clauses (4) to (7) above.
10.       To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i)  the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A  Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than   or equal to twice its initial amount

Trigger Event:	On a Distribution Date, a Trigger Event will be in effect if:

Distribution Date Percentage	Percentage
March 2009 through February 2010	1.20%
March 2010 through February 2011	2.70%
March 2011 through February 2012	4.20%
March 2012 through February 2013	5.45%
March 2013 and thereafter	6.15%

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties (iii) Mortgage Loans in foreclosure and (iv) Mortgage Loans in bankruptcy which are delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by:

Initial Credit Support*		On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	22.70%	A	45.40%
M-1	19.30%	M-1	38.60%
M-2	14.55%	M-2	29.10%
M-3	12.90%	M-3	25.80%
M-4	11.30%	M-4	22.60%
M-5	9.70%	M-5	19.40%
M-6	9.15%	M-6	18.30%
M-7	7.20%	M-7	14.40%
M-8	6.20%	M-8	12.40%
M-9	5.00%	M-9	10.00%
M-10	3.70%	M-10	7.40%
M-11	3.10%	M-11	6.20%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)   the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)    the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 3.10% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 6.20% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
•  First to reduce the Excess Interest and overcollateralization amount
•  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
•  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:
Each Servicer is obligated to offset any related Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group I Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.42	21.91	39	9.36	17.97
2	7.60	20.05	40	9.05	17.84
3	7.85	20.26	41	9.35	18.41
4	7.60	19.97	42	9.04	18.06
5	7.85	20.18	43	9.04	18.01
6	7.60	19.88	44	9.33	18.41
7	7.60	19.82	45	9.02	18.39
8	7.85	19.99	46	9.32	18.68
9	7.60	19.65	47	9.01	18.25
10	7.85	19.80	48	9.00	18.19
11	7.60	19.44	49	9.96	19.29
12	7.60	19.33	50	8.99	18.16
13	8.12	19.74	51	9.28	18.83
14	7.60	19.10	52	8.98	18.39
15	7.85	19.21	53	9.27	18.69
16	7.60	18.76	54	8.96	18.25
17	7.85	18.77	55	8.95	18.19
18	7.61	18.29	56	9.27	18.58
19	7.63	18.14	57	9.02	18.42
20	8.05	18.46	58	9.31	11.85
21	8.15	18.44	59	9.00	11.45
22	8.40	18.52	60	9.00	11.43
23	8.12	18.06	61	9.61	12.19
24	8.10	17.84	62	8.98	11.39
25	8.98	18.45	63	9.28	11.79
26	8.16	17.43	64	8.97	11.39
27	8.57	17.67	65	9.26	11.75
28	8.29	17.08	66	8.95	11.35
29	8.56	17.07	67	8.95	11.33
30	8.29	16.51	68	9.24	11.69
31	8.29	16.31	69	8.93	11.30
32	8.69	16.75	70	9.22	11.65
33	8.84	17.09	71	8.92	11.26
34	9.13	17.28	72	8.91	11.24
35	8.83	16.83	73	9.85	12.42
36	8.83	16.68	74	8.89	11.20
37	9.78	17.53	75	9.18	11.55
38	8.88	16.88

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.33% and 5.40% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.17	21.65	39	8.97	17.17
2	7.39	19.84	40	8.68	17.07
3	7.64	20.05	41	8.96	17.61
4	7.39	19.76	42	8.66	17.29
5	7.64	19.97	43	8.66	17.25
6	7.39	19.67	44	8.94	17.65
7	7.39	19.62	45	8.64	17.58
8	7.64	19.78	46	8.93	17.85
9	7.39	19.44	47	8.63	17.45
10	7.64	19.59	48	8.62	17.39
11	7.39	19.24	49	9.54	18.40
12	7.39	19.13	50	8.61	17.39
13	7.90	19.52	51	8.89	17.94
14	7.39	18.89	52	8.60	17.53
15	7.64	18.99	53	8.87	17.80
16	7.39	18.56	54	8.58	17.40
17	7.65	18.56	55	8.57	17.34
18	7.41	18.09	56	8.88	17.71
19	7.43	17.93	57	8.67	17.55
20	7.85	18.26	58	8.95	10.95
21	7.82	18.11	59	8.65	10.58
22	8.07	18.18	60	8.64	10.56
23	7.80	17.73	61	9.23	11.27
24	7.79	17.52	62	8.63	10.54
25	8.63	18.10	63	8.93	10.92
26	7.88	17.11	64	8.64	10.55
27	8.26	17.21	65	8.91	10.88
28	7.99	16.64	66	8.62	10.51
29	8.25	16.62	67	8.61	10.49
30	7.99	16.08	68	8.89	10.83
31	8.00	15.87	69	8.59	10.50
32	8.42	16.33	70	8.87	10.82
33	8.47	16.46	71	8.58	10.45
34	8.75	16.63	72	8.57	10.43
35	8.46	16.19	73	9.48	11.53
36	8.46	16.04	74	8.55	10.40
37	9.37	16.81	75	8.83	10.76
38	8.53	16.24

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.33% and 5.40% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.31	21.79	39	9.19	17.61
2	7.51	19.96	40	8.89	17.49
3	7.76	20.17	41	9.18	18.05
4	7.51	19.88	42	8.87	17.72
5	7.76	20.09	43	8.87	17.67
6	7.51	19.79	44	9.16	18.07
7	7.51	19.73	45	8.85	18.03
8	7.76	19.90	46	9.14	18.31
9	7.51	19.56	47	8.84	17.90
10	7.76	19.71	48	8.83	17.83
11	7.51	19.35	49	9.77	18.90
12	7.51	19.24	50	8.82	17.82
13	8.02	19.65	51	9.11	18.43
14	7.51	19.01	52	8.81	18.01
15	7.76	19.11	53	9.09	18.30
16	7.51	18.67	54	8.79	17.87
17	7.76	18.68	55	8.79	17.81
18	7.52	18.20	56	9.09	18.20
19	7.54	18.05	57	8.86	18.02
20	7.96	18.37	58	9.14	11.43
21	8.00	18.29	59	8.84	11.04
22	8.25	18.37	60	8.83	11.02
23	7.97	17.91	61	9.43	11.76
24	7.96	17.69	62	8.82	10.99
25	8.83	18.29	63	9.12	11.39
26	8.03	17.28	64	8.81	11.00
27	8.43	17.47	65	9.10	11.35
28	8.15	16.88	66	8.80	10.96
29	8.42	16.87	67	8.79	10.94
30	8.15	16.32	68	9.08	11.29
31	8.16	16.11	69	8.77	10.92
32	8.57	16.56	70	9.06	11.27
33	8.68	16.81	71	8.76	10.88
34	8.96	16.99	72	8.75	10.86
35	8.67	16.55	73	9.68	12.00
36	8.66	16.39	74	8.73	10.82
37	9.59	17.21	75	9.02	11.18
38	8.72	16.60

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.33% and 5.40% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Cap Agreement Schedule Strike = 6.00% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	732,537,000.00	31	190,344,026.84
2	721,974,872.31	32	178,395,253.74
3	709,542,770.63	33	167,163,604.47
4	695,795,747.09	34	156,603,265.18
5	680,570,253.86	35	146,682,712.87
6	663,622,570.45	36	137,382,769.66
7	645,013,112.16	37	129,148,724.79
8	624,101,430.01	38	129,148,724.79
9	602,305,057.30	39	129,148,724.79
10	580,704,446.79	40	129,148,724.79
11	559,609,798.27	41	129,148,724.79
12	538,998,655.01	42	125,244,788.54
13	518,984,495.08	43	120,599,043.57
14	499,342,398.76	44	116,126,777.79
15	479,353,029.66	45	111,821,524.45
16	458,161,433.77	46	107,677,099.59
17	435,427,096.35	47	103,687,286.41
18	413,901,638.98	48	99,846,275.50
19	393,431,463.16	49	96,148,479.05
20	373,690,757.93	50	92,588,521.03
21	354,135,699.24	51	89,161,255.83
22	334,262,530.34	52	85,861,737.32
23	315,482,533.34	53	82,685,105.41
24	297,719,973.08	54	79,626,743.96
25	280,892,812.53	55	76,682,219.62
26	264,138,826.72	56	73,847,140.23
27	246,294,246.47	57	71,116,416.01
28	230,967,925.83	58	0.00
29	216,574,560.41
30	203,051,964.73

Sensitivity Analysis - To Maturity

Percent of Prepay Assumption	50%	100%	150%	200%
Class A-1
WAL (yrs)	4.54	2.16	1.16	0.89
Principal Window (months)	1 - 320	1 - 176	1 - 31	1 - 23
Principal Window End Date	Oct-33	Oct-21	Sep-09	Jan-09

Class A-2A
WAL (yrs)	1.80	1.00	0.70	0.54
Principal Window (months)	1 - 43	1 - 23	1 - 16	1 - 12
Principal Window End Date	Sep-10	Jan-09	Jun-08	Feb-08

Class A-2B
WAL (yrs)	6.87	3.00	1.75	1.33
Principal Window (months)	43 - 159	23 - 77	16 - 28	12 - 21
Principal Window End Date	May-20	Jul-13	Jun-09	Nov-08

Class A-2C
WAL (yrs)	17.81	9.09	2.48	1.83
Principal Window (months)	159 - 322	77 - 182	28 - 31	21 - 23
Principal Window End Date	Dec-33	Apr-22	Sep-09	Jan-09

Class M-1
WAL (yrs)	9.39	5.42	5.76	4.21
Principal Window (months)	48 - 288	50 - 155	31 - 114	23 - 80
Principal Window End Date	Feb-31	Jan-20	Aug-16	Oct-13

Class M-2
WAL (yrs)	9.36	5.13	4.55	3.22
Principal Window (months)	48 - 277	45 - 146	44 - 91	33 - 63
Principal Window End Date	Mar-30	Apr-19	Sep-14	May-12

Class M-3
WAL (yrs)	9.33	4.97	3.87	2.87
Principal Window (months)	48 - 262	43 - 136	41 - 84	31 - 59
Principal Window End Date	Dec-28	Jun-18	Feb-14	Jan-12

Sensitivity Analysis - To Maturity (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%
Class M-4
WAL (yrs)	9.31	4.90	3.68	2.77
Principal Window (months)	48 - 255	42 - 132	38 - 81	30 - 57
Principal Window End Date	May-28	Feb-18	Nov-13	Nov-11

Class M-5
WAL (yrs)	9.27	4.84	3.53	2.69
Principal Window (months)	48 - 248	41 - 127	36 - 78	29 - 55
Principal Window End Date	Oct-27	Sep-17	Aug-13	Sep-11

Class M-6
WAL (yrs)	9.25	4.81	3.43	2.62
Principal Window (months)	48 - 239	41 - 122	36 - 75	28 - 52
Principal Window End Date	Jan-27	Apr-17	May-13	Jun-11

Class M-7
WAL (yrs)	9.21	4.75	3.36	2.56
Principal Window (months)	48 - 236	40 - 119	34 - 73	27 - 52
Principal Window End Date	Oct-26	Jan-17	Mar-13	Jun-11

Class M-8
WAL (yrs)	9.14	4.68	3.28	2.50
Principal Window (months)	48 - 221	39 - 111	34 - 68	26 - 48
Principal Window End Date	Jul-25	May-16	Oct-12	Feb-11

Class M-9
WAL (yrs)	9.06	4.63	3.23	2.45
Principal Window (months)	48 - 212	38 - 106	33 - 64	26 - 46
Principal Window End Date	Oct-24	Dec-15	Jun-12	Dec-10

Class M-10
WAL (yrs)	8.92	4.53	3.15	2.37
Principal Window (months)	48 - 199	38 - 98	33 - 60	25 - 43
Principal Window End Date	Sep-23	Apr-15	Feb-12	Sep-10

Class M-11
WAL (yrs)	8.77	4.44	3.10	2.33
Principal Window (months)	48 - 179	38 - 88	33 - 53	25 - 38
Principal Window End Date	Jan-22	Jun-14	Jul-11	Apr-10

Assumptions:
1. Prepayments are capped at 85CPR.

Sensitivity Analysis - To Call

Percent of Prepay Assumption	50%	100%	150%	200%
Class A-1
WAL (yrs)	4.22	1.98	1.16	0.89
Principal Window (months)	1 - 156	1 - 75	1 - 31	1 - 23
Principal Window End Date	Feb-20	May-13	Sep-09	Jan-09

Class A-2A
WAL (yrs)	1.80	1.00	0.70	0.54
Principal Window (months)	1 - 43	1 - 23	1 - 16	1 - 12
Principal Window End Date	Sep-10	Jan-09	Jun-08	Feb-08

Class A-2B
WAL (yrs)	6.87	3.00	1.75	1.33
Principal Window (months)	43 - 156	23 - 75	16 - 28	12 - 21
Principal Window End Date	Feb-20	May-13	Jun-09	Nov-08

Class A-2C
WAL (yrs)	12.99	6.24	2.48	1.83
Principal Window (months)	156 - 156	75 - 75	28 - 31	21 - 23
Principal Window End Date	Feb-20	May-13	Sep-09	Jan-09

Class M-1
WAL (yrs)	8.50	4.92	3.43	2.58
Principal Window (months)	48 - 156	50 - 75	31 - 45	23 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-2
WAL (yrs)	8.50	4.64	3.73	2.74
Principal Window (months)	48 - 156	45 - 75	44 - 45	33 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-3
WAL (yrs)	8.50	4.50	3.58	2.67
Principal Window (months)	48 - 156	43 - 75	41 - 45	31 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Sensitivity Analysis - To Call (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%
Class M-4
WAL (yrs)	8.50	4.45	3.40	2.58
Principal Window (months)	48 - 156	42 - 75	38 - 45	30 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-5
WAL (yrs)	8.50	4.41	3.26	2.51
Principal Window (months)	48 - 156	41 - 75	36 - 45	29 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-6
WAL (yrs)	8.50	4.39	3.17	2.44
Principal Window (months)	48 - 156	41 - 75	36 - 45	28 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-7
WAL (yrs)	8.50	4.36	3.12	2.40
Principal Window (months)	48 - 156	40 - 75	34 - 45	27 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-8
WAL (yrs)	8.50	4.33	3.06	2.35
Principal Window (months)	48 - 156	39 - 75	34 - 45	26 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-9
WAL (yrs)	8.50	4.32	3.04	2.32
Principal Window (months)	48 - 156	38 - 75	33 - 45	26 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-10
WAL (yrs)	8.50	4.29	3.01	2.28
Principal Window (months)	48 - 156	38 - 75	33 - 45	25 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Class M-11
WAL (yrs)	8.50	4.29	3.01	2.27
Principal Window (months)	48 - 156	38 - 75	33 - 45	25 - 33
Principal Window End Date	Feb-20	May-13	Nov-10	Nov-09

Assumptions:
1. Prepayments are capped at 85 CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.24	26	2.72	51	3.68
2	2.17	27	3.03	52	3.50
3	2.34	28	2.85	53	3.67
4	2.17	29	3.03	54	3.48
5	2.34	30	2.85	55	3.48
6	2.17	31	2.86	56	3.68
7	2.17	32	3.18	57	3.56
8	2.34	33	3.41	58	3.73
9	2.17	34	3.58	59	3.54
10	2.34	35	3.40	60	3.54
11	2.17	36	3.41	61	3.89
12	2.17	37	3.95	62	3.52
13	2.52	38	3.29	63	3.70
14	2.17	39	3.67	64	3.52
15	2.34	40	3.53	65	3.69
16	2.18	41	3.73	66	3.50
17	2.35	42	3.55	67	3.49
18	2.19	43	3.54	68	3.66
19	2.21	44	3.72	69	3.47
20	2.55	45	3.53	70	3.64
21	2.68	46	3.71	71	3.45
22	2.84	47	3.52	72	3.45
23	2.65	48	3.52	73	3.98
24	2.64	49	4.05	74	3.43
25	3.19	50	3.51	75	3.60

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 1mL = 5.33% and 6mL = 5.40%
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.33333	5.39812	3.24	39	4.96916	5.04128	3.79
2	5.34051	5.39108	2.16	40	4.97598	5.04970	3.66
3	5.34664	5.37797	2.32	41	4.98354	5.05850	3.84
4	5.34749	5.35879	2.15	42	4.99178	5.06751	3.66
5	5.33884	5.33344	2.33	43	5.00044	5.07661	3.65
6	5.31842	5.30219	2.18	44	5.00942	5.08577	3.82
7	5.29205	5.26598	2.20	45	5.01860	5.09505	3.65
8	5.26360	5.22690	2.40	46	5.02768	5.10449	3.81
9	5.23407	5.18756	2.26	47	5.03651	5.11408	3.63
10	5.19877	5.15057	2.47	48	5.04519	5.12382	3.62
11	5.15543	5.11763	2.34	49	5.05428	5.13366	4.12
12	5.10589	5.09025	2.39	50	5.06394	5.14349	3.60
13	5.06268	5.06964	2.77	51	5.07404	5.15316	3.78
14	5.03262	5.05501	2.46	52	5.08401	5.16251	3.59
15	5.01686	5.04447	2.64	53	5.09368	5.17148	3.75
16	5.00530	5.03592	2.48	54	5.10300	5.18002	3.56
17	4.99465	5.02883	2.67	55	5.11202	5.18808	3.55
18	4.98479	5.02318	2.51	56	5.12070	5.19573	3.74
19	4.97673	5.01894	2.54	57	5.12897	5.20307	3.64
20	4.97074	5.01580	2.88	58	5.13670	5.21017	3.80
21	4.96662	5.01338	3.03	59	5.14379	5.21707	3.61
22	4.96365	5.01131	3.18	60	5.15035	5.22382	3.60
23	4.96148	5.00941	3.00	61	5.15695	5.23043	3.93
24	4.95984	5.00756	2.99	62	5.16375	5.23685	3.58
25	4.95830	5.00571	3.51	63	5.17065	5.24302	3.76
26	4.95653	5.00393	3.04	64	5.17725	5.24889	3.57
27	4.95444	5.00239	3.28	65	5.18340	5.25449	3.73
28	4.95246	5.00127	3.11	66	5.18912	5.25985	3.54
29	4.95063	5.00069	3.28	67	5.19464	5.26504	3.53
30	4.94895	5.00077	3.12	68	5.19997	5.27005	3.70
31	4.94787	5.00165	3.13	69	5.20512	5.27490	3.52
32	4.94749	5.00339	3.43	70	5.21011	5.27960	3.69
33	4.94783	5.00606	3.66	71	5.21491	5.28416	3.50
34	4.94903	5.00969	3.83	72	5.21954	5.28861	3.48
35	4.95112	5.01427	3.65	73	5.22404	5.29295	4.00
36	4.95412	5.01979	3.65	74	5.22844	5.29720	3.46
37	4.95812	5.02620	4.15	75	5.23272	5.30135	3.64
38	4.96314	5.03341	3.51

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M-1	33.90	5.50	22.45%
M-2	24.54	6.12	18.36%
M-3	21.75	8.22	16.94%
M-4	19.23	8.76	15.55%
M-5	16.86	9.21	14.14%
M-6	16.06	11.37	13.64%
M-7	13.30	9.62	11.82%
M-8	11.88	11.27	10.82%
M-9	10.30	11.31	9.64%
M-10	8.87	11.59	8.52%
M-11	8.42	13.37	8.16%

Assumptions

1.	Trigger Event fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$838,185,044.99
Number of Mortgage Loans	4,438
Average Scheduled Principal Balance:	$188,865.49	$15,467.03	$757,746.78
Weighted Average Gross Coupon:	8.277%	5.450%	14.305%
Non-Zero Weighted Average Original Credit Score:	622	500	809
Weighted Average Combined LTV Ratio (1):	81.87%	9.29%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	85.42%	9.29%	100.00%
Weighted Average Effective LTV Ratio(3):	81.87%	9.29%	100.00%
Weighted Average Stated Remaining Term:	350 Months	115 Months	357 Months
Weighted Average Original Term:	355 Months	120 Months	360 Months
Weighted Average Roll Term:	28 Months	1 Month	56 Months
Weighted Average Gross Margin:	5.343%	1.500%	10.000%
Weighted Average Initial Periodic Rate Cap:	1.724%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.724%	1.000%	5.000%
Weighted Average Gross Maximum Lifetime Rate:	14.964%	11.062%	20.500%
Weighted Average Gross Minimum Lifetime Rate:	8.274%	5.482%	14.305%
Weighted Average Seasoning:	4 Months	3 Months	13 Months
Weighted Average First Pay Date:	October 2006	February 2006	December 2006
Weighted Average First Adjustment Date:	June 2009	March 2007	October 2011
Percent Interest Only Loans:	10.44%
Percent Second Liens:	2.10%
Percent of Loans That Has First Lien with Silent Seconds:	16.95%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.17%	3.56%	58.94%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
ARM Non-Hybrid Balloon	1	184,236.38	0.02	184,236.38	8.055	90.00	90.00	90.00	591
Fixed - 25 Years or Less	125	12,307,725.02	1.47	98,461.80	8.447	76.57	76.95	76.57	620
Fixed - 30 Years	992	149,105,319.91	17.79	150,307.78	8.145	80.17	81.42	80.17	624
Fixed - 30 Years IO	7	2,475,601.71	0.30	353,657.39	7.939	98.33	98.33	98.33	694
Fixed Balloon 30/15	228	14,743,648.19	1.76	64,665.12	10.132	97.59	97.59	97.59	648
Fixed Balloon 40/30	174	33,325,146.17	3.98	191,523.83	8.013	83.78	85.08	83.78	623
Hybrid 2 Years Fixed	678	109,898,749.95	13.11	162,092.55	8.648	76.16	80.32	76.16	601
Hybrid 2 Years Fixed Balloon	590	144,363,347.81	17.22	244,683.64	8.154	77.60	85.69	77.60	610
Hybrid 2 Years Fixed IO	62	20,313,669.23	2.42	327,639.83	7.659	85.61	93.17	85.61	670
Hybrid 3 Years Fixed	645	115,917,544.17	13.83	179,717.12	8.643	86.13	87.71	86.13	621
Hybrid 3 Years Fixed Balloon	547	133,526,989.02	15.93	244,107.84	8.235	83.79	86.49	83.79	612
Hybrid 3 Years Fixed IO	180	58,261,178.83	6.95	323,673.22	7.794	90.04	94.20	90.04	670
Hybrid 5 Years Fixed	124	21,647,883.26	2.58	174,579.70	8.092	80.35	85.11	80.35	634
Hybrid 5 Years Fixed Balloon	65	15,641,292.66	1.87	240,635.27	7.747	78.16	82.38	78.16	638
Hybrid 5 Years Fixed IO	20	6,472,712.68	0.77	323,635.63	7.227	83.97	85.12	83.97	663
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Servicer of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wells Fargo	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Originator of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Accredited	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
15,600.00 - 25,000.00	22	430,415.50	0.05	19,564.34	10.857	97.35	97.35	97.35	629
25,000.01 - 50,000.00	179	7,432,734.31	0.89	41,523.66	10.353	82.75	82.86	82.75	612
50,000.01 - 75,000.00	396	24,975,763.46	2.98	63,070.11	9.618	81.73	83.26	81.73	604
75,000.01 - 100,000.00	479	41,804,341.41	4.99	87,274.20	8.805	78.98	81.42	78.98	598
100,000.01 - 125,000.00	469	52,907,156.78	6.31	112,808.44	8.636	80.31	82.72	80.31	604
125,000.01 - 150,000.00	534	73,488,910.00	8.77	137,619.68	8.400	80.29	82.72	80.29	605
150,000.01 - 175,000.00	401	65,163,686.04	7.77	162,502.96	8.264	80.49	83.63	80.49	609
175,000.01 - 200,000.00	372	69,745,673.11	8.32	187,488.37	8.299	80.48	83.74	80.48	613
200,000.01 - 225,000.00	292	62,115,779.02	7.41	212,725.27	8.234	82.42	85.12	82.42	616
225,000.01 - 250,000.00	240	56,898,869.51	6.79	237,078.62	8.154	81.74	85.46	81.74	620
250,000.01 - 275,000.00	200	52,355,722.85	6.25	261,778.61	8.048	81.14	85.87	81.14	626
275,000.01 - 300,000.00	175	50,294,448.25	6.00	287,396.85	8.122	82.09	85.55	82.09	624
300,000.01 - 350,000.00	214	69,025,374.14	8.24	322,548.48	8.050	81.80	86.10	81.80	627
350,000.01 - 400,000.00	155	58,000,066.24	6.92	374,193.98	8.053	83.06	85.94	83.06	638
400,000.01 - 450,000.00	109	46,370,130.10	5.53	425,414.04	8.019	86.14	90.51	86.14	649
450,000.01 - 500,000.00	82	39,227,689.06	4.68	478,386.45	8.041	84.26	88.46	84.26	635
500,000.01 - 600,000.00	96	52,902,007.81	6.31	551,062.58	8.027	84.30	90.80	84.30	651
600,000.01 - 700,000.00	19	12,107,267.95	1.44	637,224.63	7.760	84.88	92.47	84.88	682
700,000.01 - 760,000.00	4	2,939,009.45	0.35	734,752.36	7.636	74.33	84.03	74.33	630
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The average loan balance of the mortgage loans at origination was $189,268.98 .

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
15,467.03 - 25,000.00	22	430,415.50	0.05	19,564.34	10.857	97.35	97.35	97.35	629
25,000.01 - 50,000.00	184	7,681,627.67	0.92	41,747.98	10.337	81.99	82.33	81.99	610
50,000.01 - 75,000.00	401	25,472,066.38	3.04	63,521.36	9.607	81.42	82.86	81.42	604
75,000.01 - 100,000.00	471	41,258,712.73	4.92	87,598.12	8.790	79.23	81.71	79.23	599
100,000.01 - 125,000.00	470	53,082,157.71	6.33	112,940.76	8.636	80.36	82.82	80.36	604
125,000.01 - 150,000.00	534	73,563,283.60	8.78	137,758.96	8.400	80.33	82.73	80.33	604
150,000.01 - 175,000.00	402	65,413,981.83	7.80	162,721.35	8.264	80.44	83.58	80.44	609
175,000.01 - 200,000.00	368	69,046,435.19	8.24	187,626.18	8.300	80.46	83.74	80.46	613
200,000.01 - 225,000.00	297	63,239,128.36	7.54	212,926.36	8.240	82.40	85.22	82.40	616
225,000.01 - 250,000.00	237	56,274,847.42	6.71	237,446.61	8.149	81.72	85.28	81.72	620
250,000.01 - 275,000.00	199	52,131,017.97	6.22	261,964.91	8.040	81.24	85.99	81.24	626
275,000.01 - 300,000.00	174	50,019,825.88	5.97	287,470.26	8.126	82.02	85.49	82.02	624
300,000.01 - 350,000.00	214	69,025,374.14	8.24	322,548.48	8.050	81.80	86.10	81.80	627
350,000.01 - 400,000.00	155	58,000,066.24	6.92	374,193.98	8.053	83.06	85.94	83.06	638
400,000.01 - 450,000.00	109	46,370,130.10	5.53	425,414.04	8.019	86.14	90.51	86.14	649
450,000.01 - 500,000.00	83	39,727,042.16	4.74	478,639.06	8.051	84.21	88.61	84.21	634
500,000.01 - 600,000.00	95	52,402,654.71	6.25	551,606.89	8.019	84.34	90.71	84.34	652
600,000.01 - 700,000.00	19	12,107,267.95	1.44	637,224.63	7.760	84.88	92.47	84.88	682
700,000.01 - 757,746.78	4	2,939,009.45	0.35	734,752.36	7.636	74.33	84.03	74.33	630
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The average loan balance of the mortgage loans as of the cut-off date was $188,865.49 .

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.450 - 5.500	2	563,467.74	0.07	281,733.87	5.459	70.51	70.51	70.51	709
5.501 - 6.000	18	4,233,533.36	0.51	235,196.30	5.877	64.76	68.87	64.76	723
6.001 - 6.500	121	28,728,171.40	3.43	237,422.90	6.320	71.23	78.32	71.23	668
6.501 - 7.000	362	86,847,658.93	10.36	239,910.66	6.828	75.31	81.80	75.31	652
7.001 - 7.500	460	103,350,675.88	12.33	224,675.38	7.343	80.27	85.50	80.27	641
7.501 - 8.000	747	163,731,275.38	19.53	219,185.11	7.832	80.78	85.37	80.78	629
8.001 - 8.500	644	131,447,850.08	15.68	204,111.57	8.323	82.71	85.73	82.71	614
8.501 - 9.000	827	154,395,501.93	18.42	186,693.47	8.827	85.26	87.59	85.26	611
9.001 - 9.500	394	62,180,218.70	7.42	157,817.81	9.314	86.32	87.52	86.32	604
9.501 - 10.000	407	55,722,931.00	6.65	136,911.38	9.814	86.50	87.34	86.50	591
10.001 - 10.500	148	17,733,345.71	2.12	119,819.90	10.295	83.98	84.46	83.98	589
10.501 - 11.000	155	16,381,682.47	1.95	105,688.27	10.786	85.59	86.10	85.59	579
11.001 - 11.500	64	6,160,208.92	0.73	96,253.26	11.291	86.93	87.14	86.93	581
11.501 - 12.000	40	2,985,112.84	0.36	74,627.82	11.794	84.95	84.95	84.95	582
12.001 - 12.500	21	1,920,662.31	0.23	91,460.11	12.308	80.18	80.18	80.18	564
12.501 - 13.000	21	1,254,240.71	0.15	59,725.75	12.715	84.05	84.05	84.05	570
13.001 - 13.500	3	343,960.54	0.04	114,653.51	13.368	62.15	62.15	62.15	581
13.501 - 14.000	3	164,082.31	0.02	54,694.10	13.671	82.46	82.46	82.46	574
14.001 - 14.305	1	40,464.78	0.00	40,464.78	14.305	90.00	90.00	90.00	629
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622
The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.277%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	344	26,009,224.94	3.10	75,608.21	9.415	88.47	88.51	88.47	637
241 - 360	4,094	812,175,820.05	96.90	198,381.98	8.241	81.66	85.32	81.66	621
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 355 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
115 - 120	15	1,146,340.08	0.14	76,422.67	8.605	62.19	62.19	62.19	647
121 - 180	287	21,136,764.93	2.52	73,647.26	9.549	90.89	90.89	90.89	641
181 - 240	42	3,726,119.93	0.44	88,717.14	8.903	82.85	83.13	82.85	609
241 - 300	9	1,042,148.27	0.12	115,794.25	8.117	77.01	80.39	77.01	600
301 - 357	4,085	811,133,671.78	96.77	198,563.93	8.241	81.67	85.33	81.67	621
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 350 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3 - 6	4,368	823,301,655.18	98.22	188,484.81	8.269	81.83	85.36	81.83	622
7 - 12	69	14,842,929.50	1.77	215,114.92	8.727	83.99	88.77	83.99	618
13 - 13	1	40,460.31	0.00	40,460.31	9.990	100.00	100.00	100.00	598
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9.29 - 10.00	1	104,767.50	0.01	104,767.50	8.990	9.29	9.29	9.29	511
10.01 - 15.00	3	245,043.86	0.03	81,681.29	7.064	14.31	14.31	14.31	696
15.01 - 20.00	11	889,601.08	0.11	80,872.83	8.273	18.79	18.79	18.79	656
20.01 - 25.00	6	586,996.65	0.07	97,832.78	7.609	21.44	21.44	21.44	649
25.01 - 30.00	14	1,373,829.51	0.16	98,130.68	7.939	27.64	27.64	27.64	613
30.01 - 35.00	19	2,267,587.30	0.27	119,346.70	8.249	32.79	32.79	32.79	564
35.01 - 40.00	30	4,031,048.18	0.48	134,368.27	8.266	37.34	37.34	37.34	574
40.01 - 45.00	40	6,394,060.10	0.76	159,851.50	7.630	43.18	44.73	43.18	616
45.01 - 50.00	62	9,051,155.86	1.08	145,986.38	7.821	48.13	48.13	48.13	596
50.01 - 55.00	72	13,515,472.59	1.61	187,714.90	7.683	53.08	53.08	53.08	591
55.01 - 60.00	102	18,388,137.50	2.19	180,275.86	7.694	58.16	58.43	58.16	593
60.01 - 65.00	158	29,404,524.54	3.51	186,104.59	7.769	63.52	64.32	63.52	596
65.01 - 70.00	370	64,634,497.32	7.71	174,687.83	7.818	69.18	79.53	69.18	616
70.01 - 75.00	401	73,872,760.31	8.81	184,221.35	7.877	73.95	81.44	73.95	610
75.01 - 80.00	894	189,243,993.27	22.58	211,682.32	8.132	79.62	88.57	79.62	623
80.01 - 85.00	506	93,512,679.94	11.16	184,807.67	8.573	84.58	84.68	84.58	591
85.01 - 90.00	813	166,400,756.11	19.85	204,674.98	8.492	89.41	89.46	89.41	627
90.01 - 95.00	223	42,775,050.17	5.10	191,816.37	8.624	94.39	94.43	94.39	642
95.01 - 100.00	713	121,493,083.20	14.49	170,397.03	8.701	99.88	99.88	99.88	659
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 81.87%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9.29 - 10.00	1	104,767.50	0.01	104,767.50	8.990	9.29	9.29	9.29	511
10.01 - 15.00	3	245,043.86	0.03	81,681.29	7.064	14.31	14.31	14.31	696
15.01 - 20.00	11	889,601.08	0.11	80,872.83	8.273	18.79	18.79	18.79	656
20.01 - 25.00	6	586,996.65	0.07	97,832.78	7.609	21.44	21.44	21.44	649
25.01 - 30.00	14	1,373,829.51	0.16	98,130.68	7.939	27.64	27.64	27.64	613
30.01 - 35.00	19	2,267,587.30	0.27	119,346.70	8.249	32.79	32.79	32.79	564
35.01 - 40.00	30	4,031,048.18	0.48	134,368.27	8.266	37.34	37.34	37.34	574
40.01 - 45.00	38	5,933,535.88	0.71	156,145.68	7.725	43.21	43.21	43.21	610
45.01 - 50.00	62	9,051,155.86	1.08	145,986.38	7.821	48.13	48.13	48.13	596
50.01 - 55.00	72	13,515,472.59	1.61	187,714.90	7.683	53.08	53.08	53.08	591
55.01 - 60.00	102	18,026,895.60	2.15	176,734.27	7.650	57.94	58.26	57.94	593
60.01 - 65.00	153	29,286,075.63	3.49	191,412.26	7.796	63.31	63.48	63.31	596
65.01 - 70.00	223	38,781,782.79	4.63	173,909.34	8.009	68.72	68.72	68.72	600
70.01 - 75.00	290	48,502,100.94	5.79	167,248.62	8.045	73.59	73.59	73.59	591
75.01 - 80.00	578	102,962,604.26	12.28	178,135.99	8.471	79.36	79.40	79.36	588
80.01 - 85.00	513	96,480,657.85	11.51	188,071.46	8.504	84.13	84.59	84.13	594
85.01 - 90.00	850	174,420,273.95	20.81	205,200.32	8.440	88.52	89.39	88.52	627
90.01 - 95.00	274	54,727,687.68	6.53	199,736.09	8.335	90.08	94.32	90.08	645
95.01 - 100.00	1,199	236,997,927.88	28.28	197,662.99	8.236	89.15	99.83	89.15	659
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 85.42%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9.29 - 10.00	1	104,767.50	0.01	104,767.50	8.990	9.29	9.29	9.29	511
10.01 - 15.00	3	245,043.86	0.03	81,681.29	7.064	14.31	14.31	14.31	696
15.01 - 20.00	11	889,601.08	0.11	80,872.83	8.273	18.79	18.79	18.79	656
20.01 - 25.00	6	586,996.65	0.07	97,832.78	7.609	21.44	21.44	21.44	649
25.01 - 30.00	14	1,373,829.51	0.16	98,130.68	7.939	27.64	27.64	27.64	613
30.01 - 35.00	19	2,267,587.30	0.27	119,346.70	8.249	32.79	32.79	32.79	564
35.01 - 40.00	30	4,031,048.18	0.48	134,368.27	8.266	37.34	37.34	37.34	574
40.01 - 45.00	40	6,394,060.10	0.76	159,851.50	7.630	43.18	44.73	43.18	616
45.01 - 50.00	62	9,051,155.86	1.08	145,986.38	7.821	48.13	48.13	48.13	596
50.01 - 55.00	72	13,515,472.59	1.61	187,714.90	7.683	53.08	53.08	53.08	591
55.01 - 60.00	102	18,388,137.50	2.19	180,275.86	7.694	58.16	58.43	58.16	593
60.01 - 65.00	158	29,404,524.54	3.51	186,104.59	7.769	63.52	64.32	63.52	596
65.01 - 70.00	370	64,634,497.32	7.71	174,687.83	7.818	69.18	79.53	69.18	616
70.01 - 75.00	401	73,872,760.31	8.81	184,221.35	7.877	73.95	81.44	73.95	610
75.01 - 80.00	894	189,243,993.27	22.58	211,682.32	8.132	79.62	88.57	79.62	623
80.01 - 85.00	506	93,512,679.94	11.16	184,807.67	8.573	84.58	84.68	84.58	591
85.01 - 90.00	813	166,400,756.11	19.85	204,674.98	8.492	89.41	89.46	89.41	627
90.01 - 95.00	223	42,775,050.17	5.10	191,816.37	8.624	94.39	94.43	94.39	642
95.01 - 100.00	713	121,493,083.20	14.49	170,397.03	8.701	99.88	99.88	99.88	659
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 81.87%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	4,206	799,272,114.27	95.36	190,031.41	8.248	81.86	85.58	81.86	620
Investor	198	30,739,868.60	3.67	155,251.86	9.029	81.25	81.30	81.25	665
Second Home	34	8,173,062.12	0.98	240,384.18	8.293	85.04	85.71	85.04	669
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	3,564	643,601,809.32	76.79	180,584.12	8.288	81.41	84.97	81.41	617
PUD	423	93,847,804.69	11.20	221,862.42	8.169	85.31	88.33	85.31	629
Two to Four Family	213	58,277,985.44	6.95	273,605.57	8.331	79.69	83.44	79.69	649
Condo	220	38,898,599.26	4.64	176,811.81	8.306	84.28	89.02	84.28	640
Townhouse	17	3,463,973.14	0.41	203,763.13	8.059	83.68	84.37	83.68	635
Modular	1	94,873.14	0.01	94,873.14	7.500	79.17	79.17	79.17	622
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	3,321	620,053,676.34	73.98	186,706.92	8.208	79.49	82.40	79.49	611
Purchase	887	181,277,297.90	21.63	204,371.25	8.531	90.45	96.01	90.45	660
Rate/Term Refinance	230	36,854,070.75	4.40	160,235.09	8.188	79.71	84.21	79.71	622
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Alt	170	40,167,672.11	4.79	236,280.42	8.219	82.42	83.95	82.42	612
Full	3,102	510,542,105.17	60.91	164,584.82	8.270	81.37	84.27	81.37	603
No Doc	1	191,364.91	0.02	191,364.91	7.000	60.00	60.00	60.00	747
Stated Self-Employed	319	86,656,548.29	10.34	271,650.62	8.268	83.36	86.49	83.36	661
Stated Wage-Earner	846	200,627,354.51	23.94	237,148.17	8.313	82.41	88.21	82.41	655
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	4,153	820,601,214.50	97.90	197,592.39	8.235	81.52	85.15	81.52	621
Second	285	17,583,830.49	2.10	61,697.65	10.230	98.20	98.20	98.20	644
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620
Total:	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalties	3,051	588,288,949.71	70.19	192,818.40	8.132	82.14	85.64	82.14	623
Has No Prepayment Penalties	1,387	249,896,095.28	29.81	180,170.22	8.618	81.24	84.92	81.24	618
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,387	249,896,095.28	29.81	180,170.22	8.618	81.24	84.92	81.24	618
6	16	2,936,194.72	0.35	183,512.17	8.697	80.88	86.32	80.88	661
12	227	63,079,564.01	7.53	277,883.54	8.218	80.83	84.51	80.83	642
18	8	1,850,778.75	0.22	231,347.34	7.648	77.27	81.16	77.27	656
24	750	145,087,620.13	17.31	193,450.16	8.067	76.85	84.42	76.85	611
30	12	2,425,703.92	0.29	202,141.99	8.112	89.14	89.14	89.14	631
36	1,407	274,649,361.15	32.77	195,202.10	8.129	84.18	86.44	84.18	626
42	10	1,524,173.45	0.18	152,417.35	8.045	92.62	92.62	92.62	635
48	12	2,134,380.81	0.25	177,865.07	8.415	78.95	78.95	78.95	618
60	609	94,601,172.77	11.29	155,338.54	8.174	85.06	85.93	85.06	620
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	478	148,830,727.97	17.76	311,361.36	7.775	80.47	85.61	80.47	640
Florida	622	107,160,379.93	12.78	172,283.57	8.153	79.21	82.26	79.21	610
New York	245	65,756,247.26	7.85	268,392.85	8.378	77.45	83.07	77.45	636
Illinois	251	50,483,816.92	6.02	201,130.74	8.623	85.80	89.03	85.80	634
Texas	365	40,200,549.83	4.80	110,138.49	8.798	80.81	81.80	80.81	602
New Jersey	161	36,223,458.58	4.32	224,990.43	8.381	73.24	78.67	73.24	610
Arizona	183	35,782,756.30	4.27	195,534.19	7.972	82.96	84.54	82.96	627
Maryland	140	34,184,772.42	4.08	244,176.95	8.408	83.33	86.57	83.33	615
Virginia	142	26,517,051.09	3.16	186,739.80	8.076	81.60	85.28	81.60	613
Washington	130	25,303,103.10	3.02	194,639.25	8.079	83.84	87.08	83.84	615
Massachusetts	95	24,595,146.31	2.93	258,896.28	8.214	82.66	85.41	82.66	625
Ohio	150	20,605,905.50	2.46	137,372.70	8.498	87.69	89.12	87.69	617
Georgia	138	20,367,842.49	2.43	147,593.06	9.006	88.17	89.52	88.17	616
Missouri	131	16,534,924.90	1.97	126,220.80	8.510	84.25	88.35	84.25	611
Nevada	73	16,462,194.27	1.96	225,509.51	7.895	84.34	88.18	84.34	634
Tennessee	144	15,573,384.79	1.86	108,148.51	8.812	86.09	91.01	86.09	604
Pennsylvania	113	15,380,161.42	1.83	136,107.62	8.551	81.69	86.93	81.69	597
Connecticut	64	13,231,159.79	1.58	206,736.87	8.282	80.11	83.48	80.11	617
Michigan	82	12,154,413.13	1.45	148,224.55	8.574	88.92	92.19	88.92	621
Indiana	89	11,482,586.48	1.37	129,017.83	8.963	89.25	89.38	89.25	595
New Mexico	48	9,720,347.69	1.16	202,507.24	8.525	89.05	91.70	89.05	635
Utah	54	9,713,590.45	1.16	179,881.30	8.576	85.75	88.13	85.75	629
Oregon	54	9,364,307.15	1.12	173,413.10	8.220	82.12	84.65	82.12	616
Alabama	60	8,239,892.43	0.98	137,331.54	8.622	89.75	90.69	89.75	621
Minnesota	31	5,884,120.51	0.70	189,810.34	8.481	86.97	88.66	86.97	614
Hawaii	19	5,649,784.90	0.67	297,357.10	6.767	68.90	73.73	68.90	633
Colorado	27	4,591,863.53	0.55	170,069.02	8.427	92.40	94.87	92.40	658
North Carolina	35	4,520,866.35	0.54	129,167.61	9.030	86.21	87.45	86.21	625
Rhode Island	24	4,394,391.76	0.52	183,099.66	8.266	80.20	85.64	80.20	613
Kentucky	33	4,225,338.32	0.50	128,040.56	8.165	89.78	92.55	89.78	630
District of Columbia	16	4,217,592.99	0.50	263,599.56	7.985	67.79	75.61	67.79	632
Wisconsin	31	3,831,344.76	0.46	123,591.77	8.887	80.93	83.82	80.93	587
Mississippi	25	3,328,046.53	0.40	133,121.86	8.937	90.41	90.66	90.41	622
Kansas	29	3,134,508.79	0.37	108,086.51	9.073	86.19	92.96	86.19	619
South Carolina	22	2,918,396.56	0.35	132,654.39	8.996	88.50	89.33	88.50	627
Oklahoma	28	2,359,099.96	0.28	84,253.57	9.193	82.80	82.80	82.80	571
Idaho	9	2,079,610.12	0.25	231,067.79	8.642	85.85	85.85	85.85	587
Iowa	18	1,863,324.56	0.22	103,518.03	8.926	84.93	84.93	84.93	572
Alaska	10	1,763,571.47	0.21	176,357.15	7.849	74.73	77.72	74.73	604
Maine	8	1,611,144.24	0.19	201,393.03	7.920	86.51	86.51	86.51	618
Vermont	9	1,430,446.70	0.17	158,938.52	8.905	82.65	82.65	82.65	641
Louisiana	11	1,426,007.46	0.17	129,637.04	8.088	82.42	90.41	82.42	649
Delaware	11	1,382,630.70	0.16	125,693.70	8.187	78.06	88.50	78.06	619
New Hampshire	6	1,040,388.58	0.12	173,398.10	8.022	81.79	81.79	81.79	577
Arkansas	9	924,516.68	0.11	102,724.08	9.564	93.30	93.30	93.30	621
Nebraska	8	811,020.99	0.10	101,377.62	8.449	89.30	89.30	89.30	600
West Virginia	4	631,072.96	0.08	157,768.24	9.234	90.36	90.36	90.36	596
Montana	2	193,026.76	0.02	96,513.38	6.790	77.16	77.16	77.16	616
Wyoming	1	104,208.61	0.01	104,208.61	8.800	87.08	87.08	87.08	623
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Mortgage Insurance Status
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	379	58,306,821.30	6.96	153,843.86	8.937	72.19	72.20	72.19	511
525 - 549	277	44,285,269.20	5.28	159,874.62	9.042	75.44	75.48	75.44	536
550 - 574	518	88,182,022.51	10.52	170,235.56	8.772	78.67	78.68	78.67	562
575 - 599	652	108,717,659.21	12.97	166,744.88	8.570	81.35	83.78	81.35	588
600 - 624	692	124,818,937.31	14.89	180,374.19	8.136	82.01	85.32	82.01	612
625 - 649	718	137,811,590.27	16.44	191,938.15	8.118	84.08	89.72	84.08	638
650 - 674	515	119,780,499.91	14.29	232,583.49	8.014	84.85	90.22	84.85	661
675 - 699	341	76,095,291.64	9.08	223,153.35	7.858	85.62	91.04	85.62	686
700 - 724	191	45,062,958.47	5.38	235,931.72	7.760	84.26	91.42	84.26	710
725 - 749	73	16,474,978.22	1.97	225,684.63	7.756	86.93	90.76	86.93	736
750 - 774	49	11,536,200.23	1.38	235,432.66	7.640	86.01	90.49	86.01	762
775 - 799	27	5,532,459.78	0.66	204,905.92	7.655	83.49	84.84	83.49	784
800 - 809	6	1,580,356.94	0.19	263,392.82	6.845	67.65	77.90	67.65	806
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 622.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	1	191,364.91	0.02	191,364.91	7.000	60.00	60.00	60.00	747
0.01 - 10.00	15	2,829,529.81	0.34	188,635.32	8.366	72.90	74.94	72.90	599
10.01 - 20.00	82	11,436,547.64	1.36	139,470.09	8.430	72.91	75.30	72.91	618
20.01 - 30.00	407	55,899,906.81	6.67	137,346.21	8.256	76.12	78.62	76.12	607
30.01 - 40.00	1,034	173,970,489.44	20.76	168,249.99	8.229	79.27	82.06	79.27	616
40.01 - 50.00	2,614	537,723,749.56	64.15	205,709.16	8.298	83.56	87.64	83.56	626
50.01 - 58.94	285	56,133,456.82	6.70	196,959.50	8.213	81.89	84.01	81.89	614
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622
The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.17%.

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wholesale	2,508	533,112,254.66	63.60	212,564.69	8.316	85.20	87.35	85.20	629
Retail	1,930	305,072,790.33	36.40	158,068.80	8.209	76.06	82.06	76.06	610
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.500 - 1.500	1	219,684.70	0.04	219,684.70	7.250	100.00	100.00	100.00	659
1.501 - 2.000	1	167,256.89	0.03	167,256.89	5.482	80.00	80.00	80.00	763
2.001 - 2.500	8	1,574,256.54	0.25	196,782.07	7.254	77.62	85.20	77.62	704
2.501 - 3.000	17	4,611,529.71	0.74	271,266.45	6.704	72.60	74.38	72.60	692
3.001 - 3.500	45	12,359,488.08	1.97	274,655.29	6.799	79.66	85.93	79.66	667
3.501 - 4.000	122	36,205,051.13	5.78	296,762.71	7.125	81.98	85.83	81.98	648
4.001 - 4.500	237	61,889,553.88	9.88	261,137.36	7.575	82.56	86.41	82.56	633
4.501 - 5.000	386	93,876,922.62	14.99	243,204.46	8.000	84.02	87.43	84.02	628
5.001 - 5.500	965	202,133,811.52	32.28	209,465.09	8.019	78.46	86.35	78.46	624
5.501 - 6.000	554	112,558,700.11	17.97	203,174.55	8.692	84.48	87.29	84.48	610
6.001 - 6.500	336	59,427,890.98	9.49	176,868.72	9.486	83.22	83.53	83.22	590
6.501 - 7.000	176	29,901,217.28	4.77	169,893.28	9.935	83.64	83.76	83.64	586
7.001 - 7.500	35	5,752,853.27	0.92	164,367.24	10.189	89.49	89.49	89.49	612
7.501 - 8.000	24	4,602,222.16	0.73	191,759.26	10.143	87.94	90.40	87.94	604
8.001 - 8.500	4	747,331.21	0.12	186,832.80	11.365	90.15	90.15	90.15	618
9.501 - 10.000	1	199,833.91	0.03	199,833.91	13.500	42.11	42.11	42.11	575
Total:	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.343%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2007-03	1	184,236.38	0.03	184,236.38	8.055	90.00	90.00	90.00	591
2008-05	1	203,472.04	0.03	203,472.04	8.080	80.00	100.00	80.00	616
2008-06	9	2,596,325.89	0.41	288,480.65	8.927	76.41	78.19	76.41	574
2008-07	18	4,754,838.70	0.76	264,157.71	8.380	82.03	90.16	82.03	631
2008-08	65	15,226,280.54	2.43	234,250.47	8.723	83.98	87.00	83.98	625
2008-09	417	90,080,629.57	14.38	216,020.69	8.371	79.32	86.11	79.32	609
2008-10	820	161,714,220.25	25.82	197,212.46	8.234	75.96	82.59	75.96	611
2009-05	2	428,723.03	0.07	214,361.52	9.630	91.63	91.63	91.63	566
2009-06	3	568,647.68	0.09	189,549.23	8.895	93.36	93.36	93.36	637
2009-07	11	3,331,457.89	0.53	302,859.81	8.317	84.21	88.49	84.21	631
2009-08	31	7,379,133.01	1.18	238,036.55	8.986	90.99	90.99	90.99	640
2009-09	321	74,577,969.53	11.91	232,330.12	8.491	91.87	92.96	91.87	637
2009-10	1,003	220,956,237.58	35.28	220,295.35	8.217	83.66	86.75	83.66	622
2009-11	1	463,543.30	0.07	463,543.30	7.550	80.00	100.00	80.00	696
2011-03	1	234,467.15	0.04	234,467.15	9.250	87.04	100.00	87.04	705
2011-07	1	106,054.59	0.02	106,054.59	9.375	88.50	88.50	88.50	536
2011-08	1	41,844.21	0.01	41,844.21	8.990	54.55	54.55	54.55	554
2011-09	58	10,645,436.51	1.70	183,542.01	8.240	82.14	87.43	82.14	632
2011-10	148	32,734,086.14	5.23	221,176.26	7.694	79.40	82.98	79.40	642
Total:	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was June 1, 2009.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.062 - 11.500	8	1,800,245.42	0.29	225,030.68	6.252	67.22	76.82	67.22	658
11.501 - 12.000	22	4,862,460.92	0.78	221,020.95	6.798	70.94	77.83	70.94	654
12.001 - 12.500	69	14,379,876.14	2.30	208,404.00	6.433	69.82	81.37	69.82	652
12.501 - 13.000	137	32,302,470.27	5.16	235,784.45	6.882	72.55	84.03	72.55	646
13.001 - 13.500	141	29,766,789.18	4.75	211,111.98	7.182	73.45	84.86	73.45	635
13.501 - 14.000	238	56,996,043.07	9.10	239,479.17	7.293	75.79	84.11	75.79	641
14.001 - 14.500	297	73,276,382.59	11.70	246,721.83	7.629	81.34	87.27	81.34	639
14.501 - 15.000	485	116,267,578.39	18.57	239,726.97	8.016	81.97	86.68	81.97	626
15.001 - 15.500	412	90,968,076.54	14.53	220,796.30	8.422	84.24	85.98	84.24	611
15.501 - 16.000	505	104,140,014.23	16.63	206,217.85	8.897	86.62	88.01	86.62	608
16.001 - 16.500	234	44,215,852.12	7.06	188,956.63	9.488	87.16	87.99	87.16	600
16.501 - 17.000	231	39,249,718.72	6.27	169,912.20	9.989	86.15	86.54	86.15	586
17.001 - 17.500	63	9,407,841.48	1.50	149,330.82	10.635	87.22	87.35	87.22	591
17.501 - 18.000	43	5,389,946.17	0.86	125,347.59	11.143	84.24	84.24	84.24	567
18.001 - 18.500	12	1,770,966.05	0.28	147,580.50	11.796	80.63	80.63	80.63	562
18.501 - 19.000	10	991,081.12	0.16	99,108.11	12.533	79.01	79.01	79.01	590
19.001 - 19.500	1	72,942.80	0.01	72,942.80	13.360	85.00	85.00	85.00	592
19.501 - 20.000	2	129,020.09	0.02	64,510.05	13.650	77.69	77.69	77.69	560
20.001 - 20.500	2	240,298.69	0.04	120,149.35	13.636	50.17	50.17	50.17	584
Total:	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.964%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.482 - 5.500	2	482,162.39	0.08	241,081.20	7.022	72.48	72.48	72.48	715
5.501 - 6.000	6	1,473,122.75	0.24	245,520.46	5.909	63.87	69.64	63.87	745
6.001 - 6.500	80	19,193,738.28	3.06	239,921.73	6.328	71.43	82.14	71.43	661
6.501 - 7.000	243	63,077,735.51	10.07	259,579.16	6.832	75.80	84.00	75.80	650
7.001 - 7.500	321	79,289,789.44	12.66	247,008.69	7.345	80.56	87.03	80.56	641
7.501 - 8.000	523	124,375,189.77	19.86	237,811.07	7.840	81.16	86.65	81.16	630
8.001 - 8.500	461	102,231,529.46	16.32	221,760.37	8.323	82.87	86.43	82.87	614
8.501 - 9.000	557	117,072,397.46	18.69	210,183.84	8.820	84.99	87.78	84.99	610
9.001 - 9.500	253	46,235,627.99	7.38	182,749.52	9.305	86.16	87.68	86.16	600
9.501 - 10.000	236	40,078,497.11	6.40	169,824.14	9.814	84.86	85.77	84.86	584
10.001 - 10.500	83	13,654,823.80	2.18	164,515.95	10.297	82.86	83.48	82.86	587
10.501 - 11.000	80	10,797,006.53	1.72	134,962.58	10.785	82.45	83.23	82.45	568
11.001 - 11.500	29	4,197,452.58	0.67	144,739.74	11.293	82.91	83.21	82.91	568
11.501 - 12.000	17	1,976,419.88	0.32	116,259.99	11.783	81.73	81.73	81.73	573
12.001 - 12.500	8	908,999.95	0.15	113,624.99	12.284	73.59	73.59	73.59	533
12.501 - 13.000	8	740,849.51	0.12	92,606.19	12.726	75.30	75.30	75.30	541
13.001 - 13.500	2	272,776.71	0.04	136,388.36	13.463	53.58	53.58	53.58	580
13.501 - 14.000	2	129,020.09	0.02	64,510.05	13.650	77.69	77.69	77.69	560
14.001 - 14.305	1	40,464.78	0.01	40,464.78	14.305	90.00	90.00	90.00	629
Total:	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 8.274%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	5	1,281,426.51	0.20	256,285.30	7.848	89.48	89.48	89.48	615
1.500	1,953	445,488,184.53	71.14	228,104.55	8.337	85.31	87.62	85.31	624
2.000	859	162,492,505.27	25.95	189,164.73	8.187	73.27	82.85	73.27	609
5.000	95	16,965,487.68	2.71	178,584.08	7.604	72.35	81.44	72.35	643
Total:	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.724%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	5	1,281,426.51	0.20	256,285.30	7.848	89.48	89.48	89.48	615
1.500	1,953	445,488,184.53	71.14	228,104.55	8.337	85.31	87.62	85.31	624
2.000	859	162,492,505.27	25.95	189,164.73	8.187	73.27	82.85	73.27	609
5.000	95	16,965,487.68	2.71	178,584.08	7.604	72.35	81.44	72.35	643
Total:	2,912	626,227,603.99	100.00	215,050.69	8.277	81.84	86.22	81.84	620

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.724%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,169	750,661,882.54	89.56	180,058.02	8.342	81.06	84.49	81.06	616
60	269	87,523,162.45	10.44	325,364.92	7.725	88.80	93.41	88.80	670
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	4,434	837,462,443.30	99.91	188,872.90	8.276	81.88	85.42	81.88	622
1 X 30	4	722,601.69	0.09	180,650.42	9.157	73.96	87.85	73.96	596
Total:	4,438	838,185,044.99	100.00	188,865.49	8.277	81.87	85.42	81.87	622

Group II Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$373,897,800.46
Number of Mortgage Loans	1,715
Average Scheduled Principal Balance:	$218,016.21	$15,893.24	$757,746.78
Weighted Average Gross Coupon:	8.159%	5.450%	14.305%
Non-Zero Weighted Average Original Credit Score:	635	500	809
Weighted Average Combined LTV Ratio (1):	84.30%	18.92%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	88.58%	18.92%	100.00%
Weighted Average Effective LTV Ratio(3):	84.30%	18.92%	100.00%
Weighted Average Stated Remaining Term:	350 Months	115 Months	357 Months
Weighted Average Original Term:	354 Months	120 Months	360 Months
Weighted Average Roll Term:	29 Months	1 Month	56 Months
Weighted Average Gross Margin:	5.302%	2.659%	10.000%
Weighted Average Initial Periodic Rate Cap:	1.700%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.700%	1.000%	5.000%
Weighted Average Gross Maximum Lifetime Rate:	14.875%	11.062%	20.500%
Weighted Average Gross Minimum Lifetime Rate:	8.145%	5.500%	14.305%
Weighted Average Seasoning:	4 Months	3 Months	13 Months
Weighted Average First Pay Date:	October 2006	February 2006	December 2006
Weighted Average First Adjustment Date:	July 2009	March 2007	October 2011
Percent Interest Only Loans:	17.80%
Percent Second Liens:	2.37%
Percent of Loans That Has First Lien with Silent Seconds:	21.40%
Non-Zero Weighted Average Debt-To-Income Ratio:	41.62%	3.56%	58.94%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group II Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
ARM Non-Hybrid Balloon	1	184,236.38	0.05	184,236.38	8.055	90.00	90.00	90.00	591
Fixed - 25 Years or Less	47	5,307,952.17	1.42	112,935.15	8.258	79.39	79.39	79.39	614
Fixed - 30 Years	498	77,360,426.43	20.69	155,342.22	8.037	81.98	83.51	81.98	628
Fixed - 30 Years IO	7	2,475,601.71	0.66	353,657.39	7.939	98.33	98.33	98.33	694
Fixed Balloon 30/15	102	7,990,111.60	2.14	78,334.43	10.094	98.73	98.73	98.73	652
Fixed Balloon 40/30	89	15,467,278.36	4.14	173,789.64	7.912	84.55	86.06	84.55	618
Hybrid 2 Years Fixed	188	35,774,412.50	9.57	190,289.43	8.460	78.63	83.05	78.63	612
Hybrid 2 Years Fixed Balloon	194	57,320,135.54	15.33	295,464.62	8.025	78.11	87.69	78.11	620
Hybrid 2 Years Fixed IO	38	13,906,005.60	3.72	365,947.52	7.602	83.40	94.29	83.40	669
Hybrid 3 Years Fixed	170	36,407,947.08	9.74	214,164.39	8.758	89.79	92.59	89.79	642
Hybrid 3 Years Fixed Balloon	148	51,030,616.13	13.65	344,801.46	8.200	86.90	90.97	86.90	637
Hybrid 3 Years Fixed IO	123	44,527,117.08	11.91	362,009.08	7.833	90.75	95.46	90.75	668
Hybrid 5 Years Fixed	62	12,363,761.97	3.31	199,415.52	8.271	86.01	90.58	86.01	630
Hybrid 5 Years Fixed Balloon	31	8,127,884.95	2.17	262,189.84	7.801	81.66	83.79	81.66	627
Hybrid 5 Years Fixed IO	17	5,654,312.96	1.51	332,606.64	7.181	84.36	85.68	84.36	657
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Servicer of the Group II Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wells Fargo	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Originator of the Group II Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Accredited	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Principal Balances of the Group II Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16,000.00 - 25,000.00	3	57,520.64	0.02	19,173.55	10.958	98.62	98.62	98.62	657
25,000.01 - 50,000.00	55	2,243,209.55	0.60	40,785.63	10.487	85.55	85.91	85.55	608
50,000.01 - 75,000.00	143	9,061,408.99	2.42	63,366.50	9.478	82.35	83.60	82.35	609
75,000.01 - 100,000.00	168	14,647,164.97	3.92	87,185.51	8.616	80.70	83.07	80.70	606
100,000.01 - 125,000.00	203	22,723,108.29	6.08	111,936.49	8.537	82.15	84.51	82.15	611
125,000.01 - 150,000.00	200	27,375,301.52	7.32	136,876.51	8.309	83.03	85.41	83.03	612
150,000.01 - 175,000.00	131	21,231,916.37	5.68	162,075.70	8.135	82.55	86.16	82.55	613
175,000.01 - 200,000.00	120	22,476,031.93	6.01	187,300.27	8.148	81.18	85.76	81.18	629
200,000.01 - 225,000.00	89	19,009,089.32	5.08	213,585.27	8.212	85.26	89.10	85.26	630
225,000.01 - 250,000.00	68	16,098,256.91	4.31	236,739.07	8.012	87.30	91.79	87.30	647
250,000.01 - 275,000.00	62	16,295,341.80	4.36	262,828.09	8.017	86.60	90.93	86.60	643
275,000.01 - 300,000.00	62	17,858,084.35	4.78	288,033.62	8.050	85.13	88.87	85.13	638
300,000.01 - 350,000.00	79	25,621,487.76	6.85	324,322.63	8.089	85.43	90.85	85.43	642
350,000.01 - 400,000.00	62	23,342,807.32	6.24	376,496.89	8.026	86.43	89.78	86.43	651
400,000.01 - 450,000.00	81	34,883,560.98	9.33	430,661.25	8.017	86.92	90.84	86.92	648
450,000.01 - 500,000.00	76	36,368,937.57	9.73	478,538.65	8.000	84.16	88.42	84.16	633
500,000.01 - 600,000.00	90	49,558,294.79	13.25	550,647.72	7.988	84.21	91.14	84.21	649
600,000.01 - 700,000.00	19	12,107,267.95	3.24	637,224.63	7.760	84.88	92.47	84.88	682
700,000.01 - 760,000.00	4	2,939,009.45	0.79	734,752.36	7.636	74.33	84.03	74.33	630
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The average loan balance of the mortgage loans at origination was $218,463.92 .

Principal Balances of the Group II Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
15,893.24 - 25,000.00	3	57,520.64	0.02	19,173.55	10.958	98.62	98.62	98.62	657
25,000.01 - 50,000.00	55	2,243,209.55	0.60	40,785.63	10.487	85.55	85.91	85.55	608
50,000.01 - 75,000.00	144	9,136,281.51	2.44	63,446.40	9.482	82.33	83.57	82.33	609
75,000.01 - 100,000.00	167	14,572,292.45	3.90	87,259.24	8.609	80.70	83.09	80.70	606
100,000.01 - 125,000.00	204	22,848,090.06	6.11	112,000.44	8.532	82.17	84.52	82.17	611
125,000.01 - 150,000.00	199	27,250,319.75	7.29	136,936.28	8.312	83.01	85.41	83.01	612
150,000.01 - 175,000.00	134	21,756,221.63	5.82	162,359.86	8.136	82.49	86.05	82.49	612
175,000.01 - 200,000.00	117	21,951,726.67	5.87	187,621.60	8.147	81.21	85.86	81.21	630
200,000.01 - 225,000.00	89	19,009,089.32	5.08	213,585.27	8.212	85.26	89.10	85.26	630
225,000.01 - 250,000.00	68	16,098,256.91	4.31	236,739.07	8.012	87.30	91.79	87.30	647
250,000.01 - 275,000.00	62	16,295,341.80	4.36	262,828.09	8.017	86.60	90.93	86.60	643
275,000.01 - 300,000.00	62	17,858,084.35	4.78	288,033.62	8.050	85.13	88.87	85.13	638
300,000.01 - 350,000.00	79	25,621,487.76	6.85	324,322.63	8.089	85.43	90.85	85.43	642
350,000.01 - 400,000.00	62	23,342,807.32	6.24	376,496.89	8.026	86.43	89.78	86.43	651
400,000.01 - 450,000.00	81	34,883,560.98	9.33	430,661.25	8.017	86.92	90.84	86.92	648
450,000.01 - 500,000.00	77	36,868,290.67	9.86	478,808.97	8.011	84.11	88.58	84.11	633
500,000.01 - 600,000.00	89	49,058,941.69	13.12	551,224.06	7.980	84.25	91.05	84.25	649
600,000.01 - 700,000.00	19	12,107,267.95	3.24	637,224.63	7.760	84.88	92.47	84.88	682
700,000.01 - 757,746.78	4	2,939,009.45	0.79	734,752.36	7.636	74.33	84.03	74.33	630
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The average loan balance of the mortgage loans as of the cut-off date was $218,016.21 .

Gross Mortgage Rates of the Group II Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.450 - 5.500	1	396,210.85	0.11	396,210.85	5.450	66.50	66.50	66.50	686
5.501 - 6.000	10	2,506,523.80	0.67	250,652.38	5.831	69.72	76.67	69.72	719
6.001 - 6.500	69	17,793,154.16	4.76	257,871.80	6.319	73.01	80.66	73.01	667
6.501 - 7.000	169	44,322,014.97	11.85	262,260.44	6.825	77.41	85.05	77.41	648
7.001 - 7.500	193	48,884,293.62	13.07	253,286.50	7.346	81.67	87.91	81.67	650
7.501 - 8.000	302	74,444,301.53	19.91	246,504.31	7.830	84.00	89.30	84.00	641
8.001 - 8.500	228	54,732,670.43	14.64	240,055.57	8.320	85.99	89.18	85.99	631
8.501 - 9.000	295	66,395,583.35	17.76	225,069.77	8.832	88.59	91.27	88.59	628
9.001 - 9.500	156	26,589,065.45	7.11	170,442.73	9.314	89.19	90.79	89.19	614
9.501 - 10.000	150	21,871,586.88	5.85	145,810.58	9.811	89.68	90.20	89.68	600
10.001 - 10.500	50	6,700,714.35	1.79	134,014.29	10.308	88.14	88.59	88.14	597
10.501 - 11.000	44	5,579,405.33	1.49	126,804.67	10.796	90.51	90.51	90.51	595
11.001 - 11.500	20	2,060,570.80	0.55	103,028.54	11.281	89.36	89.36	89.36	594
11.501 - 12.000	10	514,830.93	0.14	51,483.09	11.859	93.00	93.00	93.00	624
12.001 - 12.500	8	518,526.51	0.14	64,815.81	12.229	90.01	90.01	90.01	594
12.501 - 13.000	6	241,802.76	0.06	40,300.46	12.656	97.99	97.99	97.99	609
13.001 - 13.500	2	271,017.74	0.07	135,508.87	13.370	56.00	56.00	56.00	578
13.501 - 14.000	1	35,062.22	0.01	35,062.22	13.750	100.00	100.00	100.00	626
14.001 - 14.305	1	40,464.78	0.01	40,464.78	14.305	90.00	90.00	90.00	629
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.159%.

Original Term to Maturity of the Group II Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	144	12,789,653.73	3.42	88,817.04	9.414	91.52	91.52	91.52	638
241 - 360	1,571	361,108,146.73	96.58	229,858.78	8.114	84.04	88.47	84.04	635
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 354 months.

Remaining Term to Maturity of the Group II Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
115 - 120	5	377,437.90	0.10	75,487.58	8.616	73.89	73.89	73.89	626
121 - 180	122	10,824,472.54	2.90	88,725.18	9.515	93.43	93.43	93.43	645
181 - 240	17	1,587,743.29	0.42	93,396.66	8.921	82.66	82.66	82.66	597
241 - 300	5	508,410.04	0.14	101,682.01	8.022	78.22	78.22	78.22	589
301 - 357	1,566	360,599,736.69	96.44	230,268.03	8.114	84.05	88.49	84.05	635
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635
The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 350 months.

Seasoning of the Group II Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3 - 6	1,687	366,381,659.94	97.99	217,179.41	8.151	84.33	88.57	84.33	635
7 - 12	27	7,475,680.21	2.00	276,877.04	8.521	82.52	89.13	82.52	629
13 - 13	1	40,460.31	0.01	40,460.31	9.990	100.00	100.00	100.00	598
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group II Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
18.92 - 20.00	1	98,410.34	0.03	98,410.34	6.800	18.92	18.92	18.92	599
20.01 - 25.00	4	477,269.15	0.13	119,317.29	7.416	21.07	21.07	21.07	656
25.01 - 30.00	6	495,863.90	0.13	82,643.98	7.991	26.84	26.84	26.84	577
30.01 - 35.00	1	301,210.58	0.08	301,210.58	8.180	30.97	30.97	30.97	652
35.01 - 40.00	10	1,350,086.81	0.36	135,008.68	8.646	36.76	36.76	36.76	579
40.01 - 45.00	15	2,348,025.37	0.63	156,535.02	7.542	43.09	47.33	43.09	621
45.01 - 50.00	17	2,103,379.76	0.56	123,728.22	7.759	47.89	47.89	47.89	582
50.01 - 55.00	18	3,440,834.13	0.92	191,157.45	7.574	53.09	53.09	53.09	566
55.01 - 60.00	42	8,087,889.96	2.16	192,568.81	7.566	58.25	58.84	58.25	592
60.01 - 65.00	53	10,779,151.76	2.88	203,380.22	7.479	63.62	64.09	63.62	604
65.01 - 70.00	125	22,739,993.65	6.08	181,919.95	7.511	69.02	78.26	69.02	617
70.01 - 75.00	124	26,741,135.79	7.15	215,654.32	7.596	73.90	81.83	73.90	618
75.01 - 80.00	330	87,886,423.03	23.51	266,322.49	7.833	79.73	92.80	79.73	648
80.01 - 85.00	162	31,937,892.48	8.54	197,147.48	8.355	84.48	84.54	84.48	594
85.01 - 90.00	304	69,633,191.36	18.62	229,056.55	8.427	89.38	89.47	89.38	630
90.01 - 95.00	98	21,529,317.95	5.76	219,686.92	8.613	94.37	94.46	94.37	641
95.01 - 100.00	405	83,947,724.44	22.45	207,278.33	8.635	99.90	99.90	99.90	663
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 84.30%.

Fully Combined Loan-To-Value Ratio of the Group II Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
18.92 - 20.00	1	98,410.34	0.03	98,410.34	6.800	18.92	18.92	18.92	599
20.01 - 25.00	4	477,269.15	0.13	119,317.29	7.416	21.07	21.07	21.07	656
25.01 - 30.00	6	495,863.90	0.13	82,643.98	7.991	26.84	26.84	26.84	577
30.01 - 35.00	1	301,210.58	0.08	301,210.58	8.180	30.97	30.97	30.97	652
35.01 - 40.00	10	1,350,086.81	0.36	135,008.68	8.646	36.76	36.76	36.76	579
40.01 - 45.00	13	1,887,501.15	0.50	145,192.40	7.818	43.17	43.17	43.17	604
45.01 - 50.00	17	2,103,379.76	0.56	123,728.22	7.759	47.89	47.89	47.89	582
50.01 - 55.00	18	3,440,834.13	0.92	191,157.45	7.574	53.09	53.09	53.09	566
55.01 - 60.00	42	7,726,648.06	2.07	183,967.81	7.457	57.72	58.47	57.72	594
60.01 - 65.00	53	11,310,568.33	3.03	213,406.95	7.547	63.15	63.58	63.15	605
65.01 - 70.00	76	14,357,517.57	3.84	188,914.70	7.684	68.45	68.45	68.45	606
70.01 - 75.00	88	16,478,451.88	4.41	187,255.14	7.761	73.58	73.58	73.58	598
75.01 - 80.00	148	29,317,049.94	7.84	198,088.18	8.129	79.12	79.29	79.12	601
80.01 - 85.00	166	34,218,045.92	9.15	206,132.81	8.257	83.74	84.52	83.74	600
85.01 - 90.00	318	73,113,171.49	19.55	229,915.63	8.375	88.48	89.38	88.48	629
90.01 - 95.00	116	26,439,783.25	7.07	227,929.17	8.319	90.77	94.35	90.77	646
95.01 - 100.00	638	150,782,008.20	40.33	236,335.44	8.202	90.59	99.87	90.59	665
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 88.58%.
Effective Loan-To-Value Ratio of the Group II Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
18.92 - 20.00	1	98,410.34	0.03	98,410.34	6.800	18.92	18.92	18.92	599
20.01 - 25.00	4	477,269.15	0.13	119,317.29	7.416	21.07	21.07	21.07	656
25.01 - 30.00	6	495,863.90	0.13	82,643.98	7.991	26.84	26.84	26.84	577
30.01 - 35.00	1	301,210.58	0.08	301,210.58	8.180	30.97	30.97	30.97	652
35.01 - 40.00	10	1,350,086.81	0.36	135,008.68	8.646	36.76	36.76	36.76	579
40.01 - 45.00	15	2,348,025.37	0.63	156,535.02	7.542	43.09	47.33	43.09	621
45.01 - 50.00	17	2,103,379.76	0.56	123,728.22	7.759	47.89	47.89	47.89	582
50.01 - 55.00	18	3,440,834.13	0.92	191,157.45	7.574	53.09	53.09	53.09	566
55.01 - 60.00	42	8,087,889.96	2.16	192,568.81	7.566	58.25	58.84	58.25	592
60.01 - 65.00	53	10,779,151.76	2.88	203,380.22	7.479	63.62	64.09	63.62	604
65.01 - 70.00	125	22,739,993.65	6.08	181,919.95	7.511	69.02	78.26	69.02	617
70.01 - 75.00	124	26,741,135.79	7.15	215,654.32	7.596	73.90	81.83	73.90	618
75.01 - 80.00	330	87,886,423.03	23.51	266,322.49	7.833	79.73	92.80	79.73	648
80.01 - 85.00	162	31,937,892.48	8.54	197,147.48	8.355	84.48	84.54	84.48	594
85.01 - 90.00	304	69,633,191.36	18.62	229,056.55	8.427	89.38	89.47	89.38	630
90.01 - 95.00	98	21,529,317.95	5.76	219,686.92	8.613	94.37	94.46	94.37	641
95.01 - 100.00	405	83,947,724.44	22.45	207,278.33	8.635	99.90	99.90	99.90	663
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 84.30%.

Occupancy Type of the Group II Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	1,650	362,483,874.96	96.95	219,687.20	8.139	84.29	88.71	84.29	634
Investor	55	8,317,024.79	2.22	151,218.63	9.050	82.84	82.84	82.84	664
Second Home	10	3,096,900.71	0.83	309,690.07	8.024	88.98	88.98	88.98	679
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Property Types of the Group II Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	1,396	288,792,885.96	77.24	206,871.69	8.174	83.72	88.00	83.72	630
PUD	184	48,700,185.19	13.02	264,674.92	8.038	86.47	90.22	86.47	645
Two to Four Family	62	21,082,349.32	5.64	340,037.89	8.311	84.53	90.17	84.53	662
Condo	67	13,893,346.26	3.72	207,363.38	8.069	88.33	92.92	88.33	662
Townhouse	5	1,334,160.59	0.36	266,832.12	7.832	84.49	84.49	84.49	653
Modular	1	94,873.14	0.03	94,873.14	7.500	79.17	79.17	79.17	622
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Loan Purpose of the Group II Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	1,051	222,752,268.72	59.58	211,943.17	7.979	80.62	83.78	80.62	619
Purchase	584	136,851,784.91	36.60	234,335.25	8.466	90.38	96.65	90.38	662
Rate/Term Refinance	80	14,293,746.83	3.82	178,671.84	8.015	83.41	86.04	83.41	628
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Documentation of the Group II Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Alt	77	20,833,401.97	5.57	270,563.66	8.209	84.98	86.77	84.98	625
Full	1,130	202,475,101.69	54.15	179,181.51	8.136	83.61	86.90	83.61	613
No Doc	1	191,364.91	0.05	191,364.91	7.000	60.00	60.00	60.00	747
Stated Self-Employed	146	48,708,828.10	13.03	333,622.11	8.226	85.60	90.48	85.60	668
Stated Wage-Earner	361	101,689,103.79	27.20	281,687.27	8.162	84.95	91.43	84.95	664
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Lien Position of the Group II Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,601	365,038,647.36	97.63	228,006.65	8.112	83.95	88.34	83.95	635
Second	114	8,859,153.10	2.37	77,711.87	10.097	98.58	98.58	98.58	647
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Index of the Group II Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637
Total:	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637

Prepayment Penalty Status of the Group II Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalties	1,455	308,400,377.40	82.48	211,959.02	8.050	84.05	88.07	84.05	633
Has No Prepayment Penalties	260	65,497,423.06	17.52	251,913.17	8.672	85.48	90.96	85.48	644
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Prepayment Penalty Term of the Group II Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	260	65,497,423.06	17.52	251,913.17	8.672	85.48	90.96	85.48	644
6	4	1,003,129.93	0.27	250,782.48	9.080	87.62	95.48	87.62	718
12	83	29,274,974.97	7.83	352,710.54	8.303	83.03	89.09	83.03	653
18	2	438,608.46	0.12	219,304.23	7.462	82.69	99.10	82.69	692
24	284	63,279,457.28	16.92	222,814.99	7.843	77.43	86.05	77.43	615
30	4	1,000,264.11	0.27	250,066.03	7.630	87.43	87.43	87.43	638
36	447	115,144,215.62	30.80	257,593.32	7.986	87.04	90.69	87.04	647
42	10	1,524,173.45	0.41	152,417.35	8.045	92.62	92.62	92.62	635
48	12	2,134,380.81	0.57	177,865.07	8.415	78.95	78.95	78.95	618
60	609	94,601,172.77	25.30	155,338.54	8.174	85.06	85.93	85.06	620
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Geographic Concentration of the Group II Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	284	101,492,493.28	27.14	357,367.93	7.774	84.10	89.69	84.10	649
Florida	337	59,602,199.90	15.94	176,861.13	8.084	80.05	83.89	80.05	623
New York	70	24,747,828.91	6.62	353,540.41	8.432	81.12	88.76	81.12	651
Ohio	130	18,251,678.74	4.88	140,397.53	8.437	88.27	89.28	88.27	620
Arizona	63	13,917,396.26	3.72	220,911.05	7.896	83.26	84.96	83.26	622
Maryland	44	13,692,713.88	3.66	311,198.04	8.284	85.99	90.71	85.99	634
Texas	93	12,837,769.38	3.43	138,040.53	8.744	87.47	89.59	87.47	628
Virginia	53	11,809,129.76	3.16	222,813.77	8.039	82.85	87.14	82.85	624
Illinois	37	10,807,358.50	2.89	292,090.77	8.830	89.86	95.93	89.86	660
Washington	39	9,130,428.01	2.44	234,113.54	8.003	87.10	89.48	87.10	625
Missouri	62	8,044,772.04	2.15	129,754.39	8.256	85.61	88.18	85.61	618
Georgia	54	7,986,057.62	2.14	147,889.96	9.055	89.72	91.39	89.72	629
Tennessee	69	7,777,171.46	2.08	112,712.63	8.359	86.05	91.92	86.05	610
Nevada	27	6,449,557.61	1.72	238,872.50	7.688	86.39	89.63	86.39	645
Massachusetts	18	6,282,191.59	1.68	349,010.64	8.554	88.14	93.93	88.14	651
New Jersey	21	5,993,900.08	1.60	285,423.81	8.969	79.31	82.72	79.31	615
Pennsylvania	34	5,786,996.96	1.55	170,205.79	8.546	81.41	82.51	81.41	593
Indiana	39	5,117,788.11	1.37	131,225.34	8.632	90.19	90.19	90.19	616
Hawaii	13	4,220,747.54	1.13	324,672.89	6.381	71.28	77.75	71.28	653
Connecticut	17	3,945,668.88	1.06	232,098.17	7.765	81.32	87.05	81.32	622
New Mexico	16	3,828,589.64	1.02	239,286.85	8.721	92.00	97.56	92.00	656
Oregon	20	3,553,408.48	0.95	177,670.42	8.268	85.30	88.59	85.30	620
Utah	14	3,297,084.82	0.88	235,506.06	8.717	87.08	89.42	87.08	656
Minnesota	11	2,748,473.76	0.74	249,861.25	8.233	91.36	92.92	91.36	634
Kentucky	22	2,605,104.09	0.70	118,413.82	8.053	89.46	93.96	89.46	640
Mississippi	17	2,563,267.26	0.69	150,780.43	8.914	91.01	91.01	91.01	625
Alabama	12	2,315,001.35	0.62	192,916.78	8.432	96.77	98.36	96.77	662
Oklahoma	22	1,682,920.41	0.45	76,496.38	9.212	82.91	82.91	82.91	572
Colorado	6	1,567,733.97	0.42	261,289.00	7.821	99.08	99.08	99.08	683
Michigan	6	1,500,711.96	0.40	250,118.66	8.289	87.18	98.19	87.18	683
Idaho	5	1,275,646.76	0.34	255,129.35	8.533	85.02	85.02	85.02	584
Maine	5	1,147,926.25	0.31	229,585.25	7.901	88.09	88.09	88.09	617
Kansas	8	1,070,330.51	0.29	133,791.31	9.174	89.28	93.96	89.28	616
District of Columbia	2	1,057,839.02	0.28	528,919.51	8.147	80.00	100.00	80.00	642
Rhode Island	6	1,011,375.37	0.27	168,562.56	8.542	79.88	85.08	79.88	612
Louisiana	7	969,264.84	0.26	138,466.41	7.986	84.27	96.03	84.27	661
North Carolina	7	895,751.20	0.24	127,964.46	9.362	71.75	71.75	71.75	624
Delaware	6	675,168.64	0.18	112,528.11	7.801	74.15	88.36	74.15	625
Wisconsin	5	479,450.55	0.13	95,890.11	9.507	78.37	78.37	78.37	541
Nebraska	4	476,030.58	0.13	119,007.65	8.274	91.55	91.55	91.55	595
Arkansas	3	475,794.99	0.13	158,598.33	9.450	100.00	100.00	100.00	648
Vermont	2	246,533.32	0.07	123,266.66	7.722	79.70	79.70	79.70	684
West Virginia	1	199,335.65	0.05	199,335.65	9.999	100.00	100.00	100.00	581
Wyoming	1	104,208.61	0.03	104,208.61	8.800	87.08	87.08	87.08	623
Montana	1	89,709.54	0.02	89,709.54	7.125	79.65	79.65	79.65	625
South Carolina	1	89,506.67	0.02	89,506.67	8.000	74.17	74.17	74.17	610
Iowa	1	77,783.71	0.02	77,783.71	8.999	100.00	100.00	100.00	707
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Mortgage Insurance Status of the Group II Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Credit Score of the Group II Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	96	15,920,456.41	4.26	165,838.09	8.852	72.04	72.09	72.04	511
525 - 549	76	12,355,222.03	3.30	162,568.71	8.759	73.40	73.40	73.40	536
550 - 574	176	30,323,777.30	8.11	172,294.19	8.581	78.50	78.52	78.50	562
575 - 599	237	44,309,399.73	11.85	186,959.49	8.597	82.61	85.30	82.61	588
600 - 624	251	48,981,379.81	13.10	195,144.94	8.018	84.20	87.99	84.20	612
625 - 649	293	65,556,016.77	17.53	223,740.67	8.131	86.71	91.56	86.71	638
650 - 674	244	66,608,799.66	17.81	272,986.88	8.018	86.94	92.78	86.94	662
675 - 699	167	42,988,142.49	11.50	257,414.03	7.913	87.78	93.47	87.78	686
700 - 724	106	27,402,811.71	7.33	258,517.09	7.765	85.12	93.27	85.12	711
725 - 749	35	9,808,490.27	2.62	280,242.58	7.590	88.82	94.52	88.82	735
750 - 774	20	6,227,086.60	1.67	311,354.33	7.570	87.20	94.20	87.20	761
775 - 799	12	2,738,330.19	0.73	228,194.18	7.593	91.21	93.94	91.21	784
800 - 809	2	677,887.49	0.18	338,943.75	7.471	80.70	99.30	80.70	806
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 635.

Debt-To-Income Ratio of the Group II Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	1	191,364.91	0.05	191,364.91	7.000	60.00	60.00	60.00	747
0.01 - 10.00	15	2,829,529.81	0.76	188,635.32	8.366	72.90	74.94	72.90	599
10.01 - 20.00	82	11,436,547.64	3.06	139,470.09	8.430	72.91	75.30	72.91	618
20.01 - 30.00	149	22,803,481.19	6.10	153,043.50	8.037	79.98	83.89	79.98	620
30.01 - 40.00	368	71,816,743.16	19.21	195,154.19	8.102	82.81	86.11	82.81	631
40.01 - 50.00	994	240,315,224.34	64.27	241,765.82	8.185	85.69	90.57	85.69	639
50.01 - 58.94	106	24,504,909.41	6.55	231,178.39	8.032	85.81	88.63	85.81	630
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 41.62%.

Channel of the Group II Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wholesale	971	244,273,169.15	65.33	251,568.66	8.238	87.91	91.33	87.91	646
Retail	744	129,624,631.31	34.67	174,226.65	8.010	77.49	83.39	77.49	614
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Margin of the Group II Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.659 - 3.000	6	2,382,767.12	0.90	397,127.85	6.222	75.54	77.48	75.54	714
3.001 - 3.500	18	6,644,486.27	2.50	369,138.13	6.754	82.29	90.47	82.29	677
3.501 - 4.000	50	19,545,156.09	7.37	390,903.12	7.052	82.12	87.87	82.12	654
4.001 - 4.500	93	31,436,398.87	11.85	338,025.79	7.561	84.56	90.87	84.56	648
4.501 - 5.000	121	38,588,444.18	14.55	318,912.76	7.924	86.99	92.48	86.99	653
5.001 - 5.500	298	77,212,782.16	29.10	259,103.30	7.901	81.24	89.76	81.24	637
5.501 - 6.000	173	45,860,476.74	17.29	265,089.46	8.564	87.33	91.41	87.33	632
6.001 - 6.500	126	24,525,166.04	9.24	194,644.17	9.313	85.45	86.13	85.45	604
6.501 - 7.000	57	12,482,950.43	4.71	218,999.13	9.799	87.52	87.81	87.52	594
7.001 - 7.500	14	2,807,002.92	1.06	200,500.21	9.988	94.68	94.68	94.68	625
7.501 - 8.000	11	2,863,634.25	1.08	260,330.39	9.947	91.30	95.25	91.30	628
8.001 - 8.500	4	747,331.21	0.28	186,832.80	11.365	90.15	90.15	90.15	618
9.501 - 10.000	1	199,833.91	0.08	199,833.91	13.500	42.11	42.11	42.11	575
Total:	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637
The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.302%.

Next Rate Adjustment Date of the Group II Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2007-03	1	184,236.38	0.07	184,236.38	8.055	90.00	90.00	90.00	591
2008-06	5	1,694,738.31	0.64	338,947.66	8.863	73.18	75.91	73.18	577
2008-07	6	2,132,100.09	0.80	355,350.02	7.915	81.41	96.79	81.41	672
2008-08	21	6,036,791.22	2.28	287,466.25	8.380	84.16	90.16	84.16	644
2008-09	149	40,723,923.84	15.35	273,314.93	8.169	80.76	88.63	80.76	624
2008-10	239	56,413,000.18	21.26	236,037.66	8.033	77.21	85.44	77.21	621
2009-05	1	222,281.49	0.08	222,281.49	9.750	95.00	95.00	95.00	573
2009-07	5	2,305,802.78	0.87	461,160.56	8.173	83.42	87.31	83.42	633
2009-08	12	3,852,753.36	1.45	321,062.78	8.611	95.56	95.56	95.56	670
2009-09	126	38,411,366.95	14.48	304,852.12	8.388	95.18	96.60	95.18	662
2009-10	296	86,709,932.41	32.68	292,938.96	8.145	86.15	91.29	86.15	642
2009-11	1	463,543.30	0.17	463,543.30	7.550	80.00	100.00	80.00	696
2011-03	1	234,467.15	0.09	234,467.15	9.250	87.04	100.00	87.04	705
2011-07	1	106,054.59	0.04	106,054.59	9.375	88.50	88.50	88.50	536
2011-09	30	6,239,017.67	2.35	207,967.26	8.381	87.97	90.71	87.97	632
2011-10	78	19,566,420.47	7.38	250,851.54	7.708	83.07	86.20	83.07	636
Total:	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was July 03, 2009.

Maximum Mortgage Rate of the Group II Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.062 - 11.500	5	1,139,582.04	0.43	227,916.41	6.186	69.53	81.08	69.53	655
11.501 - 12.000	10	2,621,578.87	0.99	262,157.89	6.816	78.18	88.15	78.18	660
12.001 - 12.500	32	7,313,533.90	2.76	228,547.93	6.434	71.02	84.02	71.02	646
12.501 - 13.000	53	14,041,161.12	5.29	264,927.57	6.827	73.47	86.47	73.47	630
13.001 - 13.500	59	13,980,694.09	5.27	236,960.92	7.148	76.07	86.28	76.07	636
13.501 - 14.000	83	25,100,279.95	9.46	302,413.01	7.130	78.64	86.65	78.64	648
14.001 - 14.500	99	32,528,994.06	12.26	328,575.70	7.568	83.12	90.92	83.12	655
14.501 - 15.000	166	51,499,521.38	19.41	310,238.08	7.986	84.03	90.29	84.03	642
15.001 - 15.500	128	37,319,668.69	14.07	291,559.91	8.409	88.58	91.11	88.58	636
15.501 - 16.000	147	41,703,707.45	15.72	283,698.69	8.858	90.74	92.91	90.74	636
16.001 - 16.500	77	17,448,117.69	6.58	226,598.93	9.446	90.26	91.97	90.26	622
16.501 - 17.000	75	14,576,906.83	5.49	194,358.76	9.914	90.04	90.51	90.04	601
17.001 - 17.500	21	3,249,189.22	1.22	154,723.30	10.449	91.80	91.80	91.80	601
17.501 - 18.000	9	1,616,178.46	0.61	179,575.38	10.981	89.19	89.19	89.19	584
18.001 - 18.500	5	851,909.75	0.32	170,381.95	11.468	86.86	86.86	86.86	596
18.501 - 19.000	1	65,108.00	0.02	65,108.00	11.875	90.00	90.00	90.00	698
20.001 - 20.500	2	240,298.69	0.09	120,149.35	13.636	50.17	50.17	50.17	584
Total:	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.875%.

Minimum Mortgage Rate of the Group II Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.500 - 5.500	1	314,905.50	0.12	314,905.50	7.840	68.48	68.48	68.48	689
5.501 - 6.000	3	829,802.97	0.31	276,600.99	5.870	71.29	81.54	71.29	756
6.001 - 6.500	41	11,345,314.44	4.28	276,714.99	6.346	74.07	86.24	74.07	660
6.501 - 7.000	103	31,763,378.84	11.97	308,382.32	6.831	77.83	87.34	77.83	646
7.001 - 7.500	122	36,776,329.23	13.86	301,445.32	7.356	82.36	90.27	82.36	651
7.501 - 8.000	176	52,888,344.93	19.94	300,501.96	7.833	84.03	90.42	84.03	645
8.001 - 8.500	140	40,511,291.70	15.27	289,366.37	8.317	86.61	90.66	86.61	638
8.501 - 9.000	165	47,170,948.76	17.78	285,884.54	8.828	88.60	92.03	88.60	634
9.001 - 9.500	86	19,101,430.56	7.20	222,109.66	9.308	89.69	91.87	89.69	619
9.501 - 10.000	77	14,870,476.72	5.61	193,123.07	9.803	88.25	89.01	88.25	594
10.001 - 10.500	26	4,958,047.52	1.87	190,694.14	10.300	86.68	87.28	86.68	599
10.501 - 11.000	18	3,103,675.53	1.17	172,426.42	10.829	88.50	88.50	88.50	592
11.001 - 11.500	8	1,131,088.97	0.43	141,386.12	11.306	85.77	85.77	85.77	579
11.501 - 12.000	2	121,409.29	0.05	60,704.65	11.738	76.09	76.09	76.09	614
12.001 - 12.500	2	169,686.54	0.06	84,843.27	12.078	73.61	73.61	73.61	536
13.001 - 13.500	1	199,833.91	0.08	199,833.91	13.500	42.11	42.11	42.11	575
14.001 - 14.305	1	40,464.78	0.02	40,464.78	14.305	90.00	90.00	90.00	629
Total:	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 8.145%.

Initial Periodic Cap of the Group II Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	3	954,380.31	0.36	318,126.77	7.897	90.75	90.75	90.75	618
1.500	667	197,908,172.83	74.60	296,713.90	8.264	87.94	91.80	87.94	644
2.000	273	59,645,541.52	22.48	218,481.84	7.892	74.08	84.63	74.08	612
5.000	29	6,788,335.53	2.56	234,080.54	7.146	74.71	84.24	74.71	649
Total:	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.700%.

Subsequent Periodic Cap of the Group II Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	3	954,380.31	0.36	318,126.77	7.897	90.75	90.75	90.75	618
1.500	667	197,908,172.83	74.60	296,713.90	8.264	87.94	91.80	87.94	644
2.000	273	59,645,541.52	22.48	218,481.84	7.892	74.08	84.63	74.08	612
5.000	29	6,788,335.53	2.56	234,080.54	7.146	74.71	84.24	74.71	649
Total:	972	265,296,430.19	100.00	272,938.71	8.150	84.49	89.99	84.49	637

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.700%.

Interest Only Term of the Group II Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,530	307,334,763.11	82.20	200,872.39	8.251	83.29	87.30	83.29	628
60	185	66,563,037.35	17.80	359,800.20	7.734	88.95	94.49	88.95	668
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Historical Delinquency of the Group II Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	1,714	373,652,401.65	99.93	218,000.23	8.159	84.31	88.57	84.31	635
1 X 30	1	245,398.81	0.07	245,398.81	7.800	70.00	100.00	70.00	687
Total:	1,715	373,897,800.46	100.00	218,016.21	8.159	84.30	88.58	84.30	635

Rating Agency Contacts

Standard & Poor’s	Dan Larkin: (212) 438-3014

Moody’s	Anthony DeShetler: (201) 915-8306

DBRS	Quincy Tang: (212) 806-3256
Sagar Kongettira: (212) 806-3266